SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☐ Soliciting Material Pursuant to § 240.14a-12

GAYLORD ENTERTAINMENT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Gaylord Entertainment Company at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee on May 8, 2003 at 10:00 a.m. local time.

      Details of the business that will be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting, proxy statement and proxy card.

      It is important that your shares be represented and voted at the Annual Meeting. If you do not plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael D. Rose
Chairman of the Board

QUESTIONS AND ANSWERS
ITEM 1 -- ELECTION OF DIRECTORS
BOARD AND COMMITTEE MEMBERSHIP
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ITEM 2 -- APPROVAL OF AMENDMENTS TO 1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN
SUMMARY TERMS OF THE PLAN
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
NEW PLAN BENEFITS
APPROVAL OF PROPOSAL
ITEM 3 -- APPROVAL OF DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
SUMMARY TERMS OF THE DEFERRED COMPENSATION PLAN
NEW PLAN BENEFITS
APPROVAL OF PROPOSAL
APPOINTMENT OF INDEPENDENT ACCOUNTANTS
BENEFICIAL OWNERSHIP
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2002
AGGREGATE OPTION EXERCISES DURING 2002 AND FISCAL YEAR END OPTION VALUES
PENSION PLANS
EQUITY COMPENSATION PLAN INFORMATION
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
GENERAL INFORMATION

GAYLORD ENTERTAINMENT COMPANY

One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on Thursday, May 8, 2003

PLACE	Gaylord Opryland Resort and Convention Center 2800 Opryland Drive Nashville, Tennessee 37214

ITEMS OF BUSINESS	(1) To elect nine members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
(2) To approve amendments to the 1997 Omnibus Stock Option and Incentive Plan.
(3) To approve the Deferred Compensation Plan for Non-Employee Directors.
(4) To transact such other business as may properly come before the meeting or any adjournment or postponement.

RECORD DATE	You may vote if you were a stockholder of record at the close of business on March 17, 2003.

ANNUAL REPORT	Our 2002 Annual Report to Stockholders, which is not part of the proxy solicitation materials, is also enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. Please COMPLETE, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the reply envelope.
A proxy may be revoked at any time prior to its exercise at the meeting.
By Order of the Board of Directors,
CARTER R. TODD Secretary

Nashville, Tennessee

April 11, 2003

PROXY STATEMENT

We have sent you this proxy statement and the accompanying proxy card because the Board of Directors of Gaylord Entertainment Company (“Gaylord,” the “Company,” “we,” “us,” or “our”) is soliciting your vote at the 2003 Annual Meeting of Stockholders on May 8, 2003. This mailing commenced on or about April 11, 2003.

Questions and Answers	1
Item 1 — Election of Directors	4
Board and Committee Membership	6
Director Compensation	7
Compensation Committee Interlocks and Insider Participation	8
Certain Relationships and Related Transactions	8
Item 2 — Approval of Amendments to 1997 Omnibus Stock Option and Incentive Plan	9
Summary Terms of the Plan	9
Certain Federal Income Tax Consequences	13
New Plan Benefits	16
Approval of Proposal	16
Item 3 — Approval of Deferred Compensation Plan for Non-Employee Directors	17
Summary Terms of the Deferred Compensation Plan	17
New Plan Benefits	19
Approval of Proposal	19
Appointment of Independent Accountants	20
Beneficial Ownership	21
Security Ownership of Directors, Executive Officers and 5% Stockholders	21
Section 16(a) Beneficial Ownership Reporting Compliance	24
Executive Compensation	25
Summary Compensation Table	25
Option Grants in 2002	26
Aggregate Option Exercises During 2002 and Fiscal Year-End Option Values	26
Pension Plans	26
Equity Compensation Plan Information	27
Human Resources Committee Report on Executive Compensation	27
Employment, Severance and Change in Control Arrangements	29
Audit Committee Report	32
Performance Graph	34
General Information	35
Exhibit A — Amendments to 1997 Omnibus Stock Option and Incentive Plan	A-1
Exhibit B — 1997 Omnibus Stock Option and Incentive Plan	B-1
Exhibit C — Deferred Compensation Plan for Non-Employee Directors	C-1
Exhibit D — Amended and Restated Audit Committee Charter	D-1

QUESTIONS AND ANSWERS

Who may vote?

      You may vote if you were a holder of record of shares of our common stock at the close of business on March 17, 2003 (the record date). On the record date, there were approximately 33,789,575 shares of common stock outstanding. The shares were held by approximately 2,430 holders of record. Every stockholder is entitled to one vote for each share of common stock held as of the record date.

What may I vote on?

      You may vote on:

•	the election of nine members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
•	the proposal to approve amendments to the 1997 Omnibus Stock Option and Incentive Plan; and
•	the proposal to approve the Deferred Compensation Plan for Non-Employee Directors.

How does the Board recommend I vote on the proposals?

      The Board recommends that you vote:

•	FOR the election of each nominee to the Board;
•	FOR the proposal to amend the 1997 Omnibus Stock Option and Incentive Plan; and
•	FOR the proposal to approve the Deferred Compensation Plan for Non-Employee Directors.

How do I cast my vote?

      If you hold the shares in your own name, you can vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares FOR the proposals. If you hold your shares indirectly in the name of a bank, broker, or other nominee, often referred to as in “street name,” you should receive instructions from that nominee describing the procedure for voting your shares.

How do I change my vote?

      You can revoke your proxy at any time before the meeting by:

•	submitting a later-dated proxy card;
•	giving written notice to Carter R. Todd, the Secretary of the Company, stating that you are revoking your proxy; or
•	attending the Annual Meeting and voting your shares in person.

Who will count the votes?

      Representatives of our transfer agent, SunTrust Bank, will count the votes and act as the independent inspectors of the election.

Is my vote confidential?

      Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to the Company unless:

•	a proxy solicitation is contested;
•	you write comments on the proxy card; or
•	you authorize disclosure of your vote.

      This policy does not prevent the Company from ascertaining which stockholders have voted or from taking actions designed to encourage stockholder voting.

How will the proxies vote on any other business brought up at the Annual Meeting?

      We are not aware of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the meeting, your signed proxy card authorizes E.K. Gaylord II, Robert P. Bowen and Carter R. Todd to use their discretion to vote on these other matters.

What is a quorum?

      The presence at the meeting, in person or by proxy, of holders of a majority of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum.

      Abstentions and “broker non-votes” will be included in the calculation of the number of shares considered to be present at the meeting. Broker non-votes occur when a nominee (such as a bank or a broker) that holds shares on behalf of a beneficial owner does not vote on a particular proposal because the nominee did not receive voting instructions from the beneficial owner and the nominee does not have discretionary voting power to vote the shares on the proposal.

What vote is necessary to pass the items of business at the Annual Meeting?

      Directors must be elected by a plurality of the votes of the shares present (in person or by proxy) and entitled to vote for the election of directors. This means that the nine nominees receiving the greatest number of votes will be elected as directors. The other two proposals must receive affirmative votes from a majority of the shares present (in person or by proxy) and entitled to vote on the matter.

      If you abstain from voting on the election of directors or you withhold authority to vote for a director, your abstention will have no effect on the outcome. If you abstain from voting on either of the other proposals, your abstention will have the same effect as a vote against the proposal. Broker non-votes have no effect on the voting outcome of the election of directors but will have the same effect as a vote against the other two proposals.

What shares are included on my proxy card?

      Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to the Company’s Employee Stock Purchase Plan.

How are shares in the 401(k) Savings Plan voted?

      Participants in the 401(k) Savings Plan are entitled to vote the shares held under the 401(k) Savings Plan in their name. The proxy results for the shares held in the 401(k) Savings Plan will be tabulated by our transfer agent and reported to the 401(k) Savings Plan trustee. The trustee will vote the shares at the meeting through the custodian holding the shares.

When are stockholder proposals for the 2004 annual meeting due?

      If you would like to submit a proposal for inclusion in our proxy statement for the 2004 annual meeting, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 15, 2003.

      If you want to bring business before the 2004 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, our Bylaws require that you meet the eligibility requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and deliver a notice in proper written form to our Secretary by March 9, 2004, but not before February 8, 2004 (or, if the annual meeting is called for a date that is not within 30 days of May 8, 2004, the notice must be received by the close of business on the tenth day following the earlier of the day the notice of the 2004 annual meeting was mailed or public disclosure of the date of the annual meeting was made). If you bring business before the 2004 annual meeting but the presiding officer of that meeting determines that you did not notify us of that business within the required time period, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting and your business will not be transacted at that meeting.

How is this proxy solicitation being conducted?

      The Company will bear the cost of soliciting proxies for the Annual Meeting. We have retained Corporate Communications, Inc. to assist in the solicitation and will pay approximately $5,000 for its assistance. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

What accommodations are available while attending the Annual Meeting?

      The Gaylord Opryland Resort and Convention Center has reserved a limited number of rooms at a rate of $129, single and double occupancy, per night. If you would like a room, please make reservations by April 30, 2003, by calling Business Relations at (615) 871-6006.

ITEM 1 — ELECTION OF DIRECTORS

      Item 1 is the election of nine directors to the Board of Directors.

      The current Board of Directors consists of nine directors. At the February 2003 Board meeting, the Board of Directors, pursuant to the Bylaws of the Company, determined that the number of directors of the Company should be decreased from ten to nine, effective as of the 2003 Annual Meeting, and nominated nine individuals to stand for election at the 2003 Annual Meeting.

      All of our directors are elected annually. Nine directors will be elected at the annual meeting. All of the nominees are currently directors of the Company. The Board expects all of the nominees named below to be available for election. In case any nominee is not available, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.

      Directors will be elected by a plurality of the shares present (in person or by proxy) and entitled to vote for the election of directors. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2004 or until his or her respective successor is duly elected and qualified, or until his or her earlier resignation or removal.

      Information concerning the nominees proposed by the Board for election as directors is set forth below.

Robert P. Bowen	Director since 2003. Age 61.

      Mr. Bowen is a retired partner of Arthur Andersen, and from 1980 to 1998, he was partner-in-charge of the audit practice of Andersen’s Memphis and Little Rock offices. For more than 25 years he specialized in the hospitality/hotel and entertainment industry, and was a member of Andersen’s worldwide hospitality industry team. Mr. Bowen joined Andersen in 1968, after receiving his MBA from Emory University. He retired from Andersen in August of 1999.

Martin C. Dickinson	Director since 1974. Age 67.

      Mr. Dickinson is a retired officer of Scripps Bank in La Jolla, California, and was a director of that bank from 1990 until 2000. Mr. Dickinson is also a director of The Oklahoma Publishing Company, also known as OPUBCO, a newspaper publishing company and an affiliate of the Company, the Broadmoor Hotel, H.G. Fenton Company, and the Legacy Bank, N.A. He is the former Chairman of The Scripps Foundation for Medicines and Science, Chairman of the Development Board of The Scripps Cancer Center, President of the National Cowboy and Western Heritage Museum and is active in many other philanthropic organizations.

Christine Gaylord Everest	Director since 1976. Age 51.

      Mrs. Everest has served as President of OPUBCO since December 2002. She served as Vice President of OPUBCO from June 1996 until December 2002, as Secretary of OPUBCO from June 1994 until 1996, and as Senior Assistant Secretary of OPUBCO from October 1991 until June 1994. Mrs. Everest is also a director of OPUBCO, a member of the Board of Regents of the University of Oklahoma, and a Trustee of the Presbyterian Health Foundation. Mrs. Everest is the daughter of Mr. Edward L. Gaylord and the sister of Mr. E. K. Gaylord II, both of whom were directors of the Company in 2002.

E. K. Gaylord II	Director since 1977. Age 45.

      Mr. E. K. Gaylord II served as the Company’s Chairman of the Board from May 1999 through April 2001. He served as interim President and Chief Executive Officer of the Company from late July until September 2000, and as Vice-Chairman of the Board from May 1996 to May 1999. Mr. Gaylord was the President of OPUBCO from June 1994 until December 2002 and is a director of OPUBCO. He is the Chairman and owner of Gaylord Films and a director of the National Cowboy and Western Heritage Museum. He is also on the board of the National Arthritis Foundation and the Breeder’s Cup. He is the son of Mr. Edward L. Gaylord and the brother of Mrs. Christine Gaylord Everest, both of whom were directors of the Company in 2002.

E. Gordon Gee	Director since 2002. Age 59.

      Mr. Gee is Chancellor of Vanderbilt University, where he has been employed since August 2000. Previously, Mr. Gee was President of Brown University from January 1998 until January 2000, and was President of Ohio State University from September 1990 to January 1998. Mr. Gee is a member of the board of directors of Hasbro, Inc., The Limited, Inc., Dollar General Corp. and Massey Energy Company.

Laurence S. Geller	Director since 2002. Age 55.

      Mr. Geller is the Chairman, and has served as the Chief Executive Officer since May 1997, of Strategic Hotel Capital, L.L.C., a global lodging real estate company. He served as Chairman of Geller & Co, an advisory company to the real estate, gaming, tourism, and lodging industries, from 1989 until 1997. Mr. Geller has been active in the real estate and lodging industries and has served as a director or fellow of numerous industry associations including the Industry Real Estate Financing Advisory Council of the American Hotel and Lodging Foundation and the Commercial and Retail Council of Urban Land Institute.

Ralph Horn	Director since 2001. Age 62.

      Mr. Horn has served as the Chairman of the Board of First Tennessee National Corporation and First Tennessee Bank, National Association, its principal subsidiary since 1996. Mr. Horn served as Chief Executive Officer of First Tennessee National Corporation from 1994 through 2002 and as its President from 1991 through 2001. In addition to First Tennessee, Mr. Horn is a director of two other public companies, Harrah’s Entertainment, Inc. and Mid-American Apartment Communities, Inc.

Colin V. Reed	Director since 2001. Age 55.

      Mr. Reed was elected President and Chief Executive Officer and a director of the Company in April 2001. Prior to that time, he was a member of the three-executive Office of the President of Harrah’s Entertainment, Inc., an owner and manager of casinos in the United States, since May 1999 and the Chief Financial Officer of Harrah’s since April 1997. Mr. Reed was a director of Harrah’s Entertainment from 1998 to May 2001. He was Executive Vice President of Harrah’s Entertainment from September 1995 to May 1999 and has served in several other management positions with Harrah’s and its predecessor, Holiday Corp., since 1977. As part of his duties at Harrah’s, Mr. Reed served as a director and Chairman of the Board of JCC Holding Company, an entity in which Harrah’s held a minority interest. On January 4, 2001, JCC Holding Company filed a petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code. Mr. Reed also serves on the board of directors of Rite Aid Corporation.

Michael D. Rose	Director since 2001. Age 61.

      Mr. Rose has served as Chairman of the Board of the Company since April 2001. Prior to that time he was a private investor and prior to December 1997, he was Chairman of the Board of Promus Hotel Corporation, Memphis, Tennessee, a franchiser and operator of hotel brands. Prior to January 1997, Mr. Rose was also Chairman of the Board of Harrah’s Entertainment, Inc., an owner and manager of casinos in the United States. Mr. Rose is a director of four other public companies, Darden Restaurants, Inc., FelCor Lodging Trust, Inc., First Tennessee National Corporation, and Stein Mart, Inc.

      The Board of Directors recommends that you vote “FOR” the election of all nominees.

BOARD AND COMMITTEE MEMBERSHIP

      Our business is managed under the direction of the Board of Directors. The Board delegates the conduct of the business to our senior management team. The Board of Directors held five meetings during 2002. All incumbent directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the directors served, except Edward L. Gaylord (retired from the Board in 2002), E. Gordon Gee (new director who notified the Company prior to his nomination of pre-existing scheduling conflicts with the meetings he did not attend), Joe M. Rodgers and Craig L. Leipold. The Board has established an Audit Committee, a Human Resources Committee and a Nominating and Corporate Governance Committee.

The Audit Committee

      The members of the Audit Committee are Robert P. Bowen (Chairman), Martin C. Dickinson, Laurence S. Geller and E. Gordon Gee.

      The Audit Committee is responsible for:

•	reviewing the Company’s financial statements, the adequacy of our system of internal controls and our accounting practices and the audit process;
•	meeting with our independent accountants and with our director of internal audit concerning, among other things, the scope of audits and reports;
•	evaluating the qualifications and independence of the independent accountants;
•	reviewing the programs of the independent accountants and the results of their audits; and
•	appointing and replacing the independent accountants.

      In 2002 the Audit Committee met five times.

The Human Resources Committee

      The members of the Human Resources Committee are E.K. Gaylord II (Chairman), Martin C. Dickinson, E. Gordon Gee, Robert P. Bowen and Ralph Horn.

      The Human Resources Committee is responsible for:

•	reviewing and approving all compensation policies and programs that benefit executive officers and management directors, including employment and severance agreements, incentive programs, benefits and retirement programs;
•	reviewing and advising the Board on the Chief Executive Officer’s objectives and performance and the Company’s management succession plans;
•	administering the Company’s 1997 Omnibus Stock Option and Incentive Plan; and
•	reviewing and recommending compensation for executive officers and directors.

      In 2002 the Human Resources Committee met four times.

The Nominating and Corporate Governance Committee

      The members of the Nominating and Corporate Governance Committee are Ralph Horn (Chairman), Laurence S. Geller and E. Gordon Gee.

      The Nominating and Corporate Governance Committee is responsible for:

•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;
•	developing and recommending to the Board corporate governance guidelines and a code of conduct;
•	monitoring and enforcing compliance with the corporate governance guidelines, certain provisions of the code of conduct and other policies of the Company; and
•	advising the Board on corporate governance matters.

      The Nominating and Corporate Governance Committee was formed in November 2002 and did not meet in 2002.

Nominating Procedures

      The Board or its Nominating and Corporate Governance Committee will consider director nominees recommended by any stockholder who is a stockholder of record on the record date for the meeting and on the date of notice of the meeting, and who delivers timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee and the proposed nominee’s written consent to nomination, as set forth in our Bylaws.

      For a stockholder’s notice to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of a nomination to be voted on at an annual meeting, not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, except that if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, for the stockholder’s notice to be timely it must be received by the Company not later than the close of business on the tenth day after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a nomination to be voted on at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day after the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

DIRECTOR COMPENSATION

      The Human Resources Committee reviews and recommends the compensation for directors. During 2002 each of the directors who was not employed by the Company received an annual Board retainer of $30,000, an annual committee retainer for each committee on which the director served of $5,000 ($6,000 for chairpersons) and a fee of $1,500 for each special Board meeting attended and $1,000 for each special committee meeting attended. The Human Resources Committee changed the compensation for directors for 2003 so that during 2003 each of the directors who is not employed by the Company will receive an annual Board retainer of $30,000, an annual retainer for service on the audit committee of $10,000 ($15,000 for chairpersons) and an annual retainer for service on any other committee of $7,500 ($12,500 for chairpersons). No additional fees will be paid for special meetings. Subject to stockholder approval of the Company’s Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer these fees into this plan until their retirement or resignation from the Board. Three of the directors have elected to participate in this deferred compensation plan, subject to stockholder approval of this plan.

      In addition, non-employee directors receive a grant of a non-qualified stock option to purchase 10,000 shares of common stock under the 1997 Omnibus Stock Option and Incentive Plan upon their election to the Board, at an exercise price equal to the closing price on the date prior to the date of the grant, which becomes exercisable in four equal annual installments. During 2002 each of the directors who was not employed by the Company received an annual grant of a non-qualified stock option to purchase 7,000 shares of common stock under the 1997 Omnibus Stock Option and Incentive Plan, at an exercise price equal to the closing price on the date prior to the date of the grant, which is immediately exercisable. During 2003 each of the directors who is not employed by the Company will receive an annual grant of a non-qualified stock option to purchase 5,000 shares of common stock under the 1997 Omnibus Stock Option and Incentive Plan, at an exercise price equal to the closing price on the date prior to the date of the grant, which becomes exercisable on the first anniversary of the grant.

      Directors who are employed by the Company do not receive compensation for their service as directors. All directors are reimbursed for expenses incurred in attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2002, Mr. Dickinson, Mr. Rodgers, Mr. Horn, Ms. Wilderotter, Mr. E. K. Gaylord II, Mr. Leipold and Mr. Gee served on the Human Resources Committee of the Board. None of these directors was an officer or employee of the Company, except that prior to appointment to the Human Resources Committee, Mr. E.K. Gaylord II served as an officer of the Company. Mr. E.K. Gaylord II, Mr. Dickinson and Mr. Leipold have interests in the transactions described below under the heading “Certain Relationships and Related Transactions”.

      During 2002, Mr. Rose served as a director of First Tennessee National Corporation of which Mr. Horn served as Chief Executive Officer and currently serves as Chairman of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Edward L. Gaylord is a stockholder, and was during 2002 a director, officer and stockholder, of the Company, and a director and officer of OPUBCO. E.K. Gaylord II is a director of OPUBCO, and was during 2002 an officer and director of OPUBCO, and a director and stockholder of the Company. Christine Gaylord Everest is an officer and director of OPUBCO and a director and stockholder of the Company. Martin C. Dickinson is a director and stockholder of the Company and a director of OPUBCO. Edward L. Gaylord, E.K. Gaylord II, Christine Gaylord Everest and Martin C. Dickinson are voting trustees of a voting trust that controls OPUBCO.

      On March 9, 2001, the Company sold its stock and equity interests in five of its businesses to an affiliate of OPUBCO for a purchase price of $22 million in cash and the assumption of approximately $20 million in debt. The businesses sold were Gaylord Production Company, Gaylord Films, Pandora Films, Gaylord Sports Management Group and Gaylord Event Television. OPUBCO owns approximately 6.2% of the Company’s common stock. The transaction was reviewed and approved by a special committee of independent directors. The Company acquired Gaylord Event Television in November 1999 for a purchase price of $2,250,000. The Company received an appraisal from Houlihan, Lokey, Howard & Zukin, a firm that specializes in valuations related to film, entertainment and service businesses as well as a fairness opinion from ING Barings. In 2002, the Company received notification from OPUBCO asserting that the Company breached certain representations and warranties in the purchase agreement and OPUBCO demanded indemnification from the Company in the amount of $3.1 million. The Board of Directors referred this matter to the special committee for its consideration, and the special committee retained independent counsel to advise it on the merits of OPUBCO’s indemnification request. After (i) reviewing the matters related to the indemnification request with counsel, (ii) considering the costs and uncertainties associated with litigation and (iii) considering the results of settlement negotiations with OPUBCO, the special committee authorized the Company to enter into a settlement pursuant to which the Company agrees to pay OPUBCO an aggregate of $825,000 and OPUBCO agrees to release the Company from any claims associated with the Company’s indemnification obligations. OPUBCO agreed to this settlement and the Company and OPUBCO entered into a settlement agreement.

      Craig L. Leipold was a director of the Company from February 1999 until May 2002. Mr. Leipold, together with members of his immediate family, owns a majority interest in Nashville Hockey Club Limited Partnership, the limited partnership that owns the Nashville Predators. The Company owns a 12.84% interest in the limited partnership. In November 1999, the Company entered into a Naming Rights Agreement with the limited partnership pursuant to which the Company purchased the right to name the Nashville Arena the “Gaylord Entertainment Center” and to place certain advertising within the arena for a twenty-year term. The Company agreed to make an initial payment of $2,050,000 and subsequent annual payments which increase each year by five percent over the previous year’s payment, and to purchase a minimum number of tickets to Predators games each year.

ITEM 2 —	APPROVAL OF AMENDMENTS TO 1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

Background and Purpose

      You are being asked to approve a proposal to make amendments to the 1997 Omnibus Stock Option and Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors in February 1997, subject to stockholder approval, and became effective on October 1, 1997. In February 2003, the Board of Directors voted to adopt amendments to the Plan, subject to stockholder approval, that will (i) increase the number of shares with respect to which awards may be granted under the Plan, (ii) limit the number of shares that may be issued pursuant to awards of restricted stock, restricted stock units, deferred shares, performance shares or performance units, (iii) authorize the grant of restricted stock units under the Plan, (iv) require that non-qualified stock options be granted at not less than the fair market value of our common stock on the date of grant and (v) require that the exercise period for non-qualified stock options not exceed ten years from the date of grant (the “Amendments”). The Amendments will be effective as of May 8, 2003, provided that they are approved by our stockholders.

      In order to continue to attract, motivate and retain outstanding officers, directors, key employees, consultants and advisors, the Board of Directors believes that it is essential to provide compensation incentives that are competitive with those provided by other companies. In addition, the Board believes that it is important to continue to align the interests of its officers, directors, key employees, consultants and advisors with those of the stockholders by encouraging equity ownership of the Company.

Proposed Amendments

      The Plan currently limits the number of shares of common stock with respect to which awards may be granted to 5,450,000 shares and authorizes awards of options, restricted stock, stock appreciation rights, deferred shares, performance shares and performance units. In addition, the Plan currently provides a minimum exercise price and maximum exercise period for incentive stock options but not non-qualified stock options. The Amendments will increase the limit to 7,450,000 shares, provided that not more than 1,000,000 shares may be awarded as restricted stock, restricted stock units, deferred shares, performance shares or performance units, and authorize awards of options, restricted stock, restricted stock units, stock appreciation rights, deferred shares, performance shares and performance units. The Amendments will also require that the exercise price of non-qualified stock options be not less than the fair market value of our common stock on the date of grant and that the exercise period of non-qualified stock options not exceed ten years from the date of grant.

      The following summary description of the Plan is qualified in all respects by the specific provisions contained in the Plan. The Amendments and the full text of the Plan are annexed to this proxy statement as Exhibit A and Exhibit B, respectively.

SUMMARY TERMS OF THE PLAN

Shares Available for Awards

      The maximum number of shares with respect to which we may grant awards under the Plan is 5,450,000 shares of common stock. Pursuant to the proposed Amendments this limit will be increased to 7,450,000 shares, provided that not more than 1,000,000 shares may be awarded as restricted stock, restricted stock units, deferred shares, performance shares or performance units. Such shares may be shares that we have reacquired or authorized and unissued shares. Shares of common stock covered by an award that terminates before it is exercised or has vested will be available for new awards under the Plan. The Plan currently limits the number of shares with respect to which awards may be granted to any individual to no more than 1,000,000 shares in any three-year period.

      In the event that a change in the common stock occurs due to the declaration of an extraordinary cash dividend, a stock dividend, a stock split, a combination or exchange of shares, a recapitalization, or other similar change in the Company’s capitalization, the number of shares subject to the Plan, the number of shares subject to outstanding awards, the maximum number of shares issuable to each participant, the exercise price associated with outstanding awards and performance goals associated with outstanding awards, shall be proportionately adjusted to reflect such change.

      Unless the Plan is terminated earlier by the Board of Directors, awards may be granted under the Plan until September 30, 2007. Previously granted awards may continue in effect beyond that date.

      On March 17, 2003, the market value of the common stock underlying outstanding awards was $18.75.

Participants

      The persons eligible to participate in the Plan are officers, directors, key employees, consultants and advisors of the Company and its participating subsidiaries. Only consultants or advisors who have rendered bona fide services to the Company or a participating subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, are eligible to participate. There were approximately 6,000 people eligible to participate in the Plan as of March 17, 2003.

Administration

      The Plan is administered by the Human Resources Committee of the Board of Directors (the “Human Resources Committee” or the “Committee”) as long as it is comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. If all of the Committee members do not qualify as non-employee directors, the Board of Directors will administer the Plan.

      Subject to the provisions of the Plan, the Committee determines when and to whom awards will be granted, the type of awards granted, the number of shares covered by each award, the exercise or purchase price associated with an award, if any, the terms of vesting or performance goals and other terms of the agreements entered into in connection with awards. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Committee takes into account the person’s contributions to the management, growth and profitability of the Company’s business in addition to any other factors that the Committee considers relevant.

Awards Available Under the Plan

      Awards in the form of stock options, stock appreciation rights, restricted stock, deferred shares, performance shares and performance units may be granted under the Plan. Pursuant to the proposed Amendments awards in the form of restricted stock units will be available for grant under the Plan.

Stock Options and Stock Appreciation Rights

      Stock options granted under the Plan may be “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options. Stock appreciation rights (“SARs”) may be granted in tandem with the grant of an option or may be freestanding SARs. The Committee will establish the exercise price of each option. The exercise price of incentive stock options must not be less than 100% of the closing sales price of the common stock on the New York Stock Exchange on the day prior to the date of grant of the option. Pursuant to the proposed Amendments the exercise price of non-qualified stock options also must not be less than 100% of the closing sales price of the common stock on the New York Stock Exchange on the day prior to the date of grant of the option. In addition, if an incentive stock option is granted to an individual who is a ten percent stockholder, the exercise price must be not less than 110% of the closing sales price of the common stock on the New York Stock Exchange on the day prior to the date of grant of the option. The exercise price is payable in cash, shares of our common stock or by cashless exercise with a broker, as determined by the Committee.

      The Committee determines when and under what conditions options become exercisable. The exercise period for incentive stock options may not exceed ten years from the date of grant (or five years if the grantee is a ten percent stockholder). Pursuant to the proposed Amendments the exercise period for non-qualified stock options also may not exceed ten years from the date of grant.

      The Plan generally provides that an option may be exercised only if the grantee is, and has remained since the date of the grant of the option, in the service or employ of the Company. If a grantee’s employment is terminated by the Company for cause, the option immediately terminates. If a grantee’s employment terminates due to retirement, the grantee’s then exercisable options remain exercisable for the remainder of the option term. In the event of the death or disability of the grantee while employed by the Company, the option will become fully exercisable and will remain exercisable until the expiration of the stated term of the option. If a grantee’s employment is terminated for any reason other than cause, retirement, death or disability, options which are exercisable on the date of termination of the grantee’s employment may be exercised for a period of 90 days following termination of employment (or earlier in accordance with the options’ terms). Incentive stock options (and related SARs) granted under the Plan are not transferable except by will or the laws of descent and distribution. Non-qualified stock options (and related SARs) granted under the Plan are not transferable without the consent of the Committee, other than by will or by the laws of descent and distribution, to a member of the grantee’s immediate family or to a trust for the benefit of the grantee or a member of his or her immediate family.

      The Plan permits the Committee to grant SARs with or without a related option. Each SAR will confer a right to receive an amount with respect to each share, upon exercise, equal to the excess of (i) the closing sales price of the common stock on the New York Stock Exchange on the date of exercise over (ii) the grant price of the SAR. The grant price of any SAR granted in tandem with an option will be equal to the exercise price of the underlying option, and the grant price of any other SAR will be determined by the Committee. The Committee may, in its sole discretion, condition the exercise of any SAR upon the attainment of specified performance goals. An SAR granted in tandem with an option shall be exercisable only to the extent the related option is exercisable and shall terminate when the related option terminates.

Restricted Stock

      A grantee of restricted stock will have all rights of a stockholder with respect to the restricted stock, including the right to receive dividends and the right to vote the shares, except that (i) the grantee will not be entitled to delivery of a stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set by the Committee, (ii) none of the shares may be transferred, pledged, hypothecated or otherwise encumbered or disposed of during the restricted period or until after the fulfillment of any other restrictive conditions except by will or the laws of descent and distribution, and (iii) except as otherwise determined by the Committee, all of the shares remaining subject to restrictions will be forfeited and all rights of the grantee to such shares will terminate, unless the grantee remains in continuous employment with the Company for the entire restricted period in relation to which the shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. The Committee may impose additional restrictions and conditions upon vesting of restricted stock awards, including the satisfaction of performance goals. Upon the termination of the grantee, any restricted stock that is unvested shall be reacquired by the Company at no cost to the Company.

Restricted Stock Units

      A restricted stock unit is the equivalent of one share of common stock and has a value equal to the fair market value of a share of common stock. Restricted stock units vest at such times and in such installments as determined by the Committee upon satisfaction of any conditions imposed by the Committee. The grantee does not possess any incidents of ownership of the common stock, except the right to be credited with dividend equivalents on vested restricted stock units. Restricted stock units may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, all unvested restricted stock units will be forfeited by the grantee and reacquired by the Company at no cost to the Company if the grantee’s continuous employment with the Company is terminated. Following vesting, restricted stock units may be paid in cash, shares of common stock, other securities or other property as determined by the Committee.

Deferred Shares

      An award of deferred shares represents the right to receive shares of our common stock, in consideration of the performance of services, at the end of a deferral period. Any award of deferred shares may be further conditioned upon the attainment of specified performance goals. During the deferral period the grantee is not entitled to vote or receive dividends on the shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current, deferred or contingent basis. The grant of deferred shares may be made without consideration from the grantee other than the performance of future services or in consideration of a payment that is less than the closing price of the common stock on the New York Stock Exchange on the day prior to the date of grant. An award of deferred shares may be transferred only by will or by the laws of descent and distribution.

Performance Shares and Performance Units

      A performance share is the equivalent of one share and a performance unit is the equivalent of one dollar ($1.00). Each grant of performance shares or performance units will specify one or more performance goals to be met within a performance period. Each grant may specify with respect to performance goals, levels of achievement within a minimum and maximum range and a formula for determining the amounts payable at each level of achievement. If by the end of the performance period the grantee has achieved the specified performance goals, the grantee will be deemed to have earned the performance shares or performance units. To the extent earned, the performance shares or performance units will be paid to the grantee at the time and in the manner determined by the Committee in cash, shares of our common stock or any combination thereof. Performance shares and performance units may be transferred only by will or by the laws of descent and distribution.

Performance Goals

      The performance goals that may be imposed by the Committee upon the award of SARs, shares of restricted stock, restricted stock units, shares of deferred stock, performance shares and performance units, must be based upon the Company, a subsidiary or a division or unit of the Company attaining a specified dollar amount or percentage increase or decrease with respect to one or more of the following criteria:

–	pre-tax income or after-tax income;
–	operating cash flow;
–	operating profit;
–	return on equity, assets, capital, or investment;
–	earnings or book value per share;
–	sales or revenues;
–	operating expenses;
–	cost of capital;
–	common stock price appreciation; or
–	implementation or completion of critical projects or processes.

      Alternatively, performance goals may be based upon the performance of the Company, as determined by reference to one of the criteria specified above, relative to a market index, a group of other companies or a combination thereof. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of achievement within a minimum and maximum range and a formula for determining amounts payable (or vesting occurring) at each level of achievement, or a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Whether performance goals have been attained will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Committee. The Committee may make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary.

Change in Control

      In the event of a change in control of the Company, the awards granted under the Plan will become immediately exercisable or vest. A change in control for purposes of the Plan means:

•	an acquisition of any of our voting securities by any person (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Company, (ii) an employee benefit plan maintained by the Company, (iii) the voting trust created October 3, 1990 or the trustees of the voting trust, (iv) Edward L. Gaylord, any member of his immediate family or any person controlled by, controlling or under control with Edward L. Gaylord or a member of his immediate family or (v) any corporation owned, directly or indirectly, by the stockholders of the Company in the same proportions as their ownership of stock of the Company, immediately after which such person has beneficial ownership of fifty-one percent (51%) or more of the combined voting power of our then outstanding voting securities;
•	during any period of two consecutive years individuals who at the beginning of such period were members of our Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (if the election or nomination for election of any new director by our stockholders was approved by a vote of at least two-thirds of the Incumbent Directors however, such new director will be considered an Incumbent Director under the Plan); or
•	approval by our stockholders of (i) a definitive agreement to merge or consolidate the Company with or into another company, unless our stockholders immediately before such merger or consolidation own, directly or indirectly immediately following such merger or consolidation, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the Company or the company resulting from such merger or consolidation, (ii) a definitive agreement to sell or otherwise dispose of all or substantially all of the Company’s assets, or (iii) a plan of liquidation.

      In the event of:

•	the dissolution or liquidation of the Company,
•	any corporate separation or division, including a split-up, split-off or spin-off, or
•	a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, in which any award outstanding will not be assumed or an equivalent substitute award will not be issued, then the Committee may either provide that:

•	a grantee may exercise any option outstanding and receive such property, cash or securities upon exercise as would have been received with respect to the shares of stock underlying such option, or
•	a grantee may exercise any option outstanding for a period of not less than thirty days at which time any unexercised option shall terminate.

Amendments

      To the extent permitted by the Exchange Act and the rules and regulations thereunder, the Board of Directors may suspend, terminate, modify or amend the Plan at any time without stockholder approval. No suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted under the Plan unless the Company obtains the written consent of the grantee.

      The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of certain federal income tax consequences arising with respect to awards made under the Plan. This summary is not intended to be exhaustive and the exact tax consequences to any grantee will depend upon various factors and the grantee’s particular circumstances. Plan participants are urged to consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of awards made under the Plan. The Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Incentive Stock Options

      Neither the grant nor the exercise of an incentive stock option will result in taxable income to the employee, provided the employee exercises the incentive stock option while the employee remains employed by the Company or not more than three months after termination of employment (or not more than one year in the case of a disabled employee). The tax treatment on the sale of shares of common stock acquired upon exercise of an incentive stock option depends upon whether the holding period requirement is satisfied. The holding period requirement is met if the employee disposes of such stock (i) at least two years after the date of grant of the option and (ii) at least one year after the date the shares were transferred to the employee.

      If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the incentive stock option over the exercise price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the common stock acquired upon the exercise of the incentive stock option without meeting the holding period requirement (a “disqualifying disposition”), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and the Company will be entitled to a corresponding deduction. The balance of the gain, if any, will be taxed as a capital gain for the employee.

      Although the exercise of an incentive stock option will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included in the employee’s alternative minimum taxable income under the Code.

Non-Qualified Stock Options

      There will be no federal income tax consequences to the Company or to the grantee upon the grant of non-qualified stock options under the Plan. However, upon the exercise of a non-qualified stock option, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the employee recognizes ordinary income. If the acquired shares of common stock are later sold or exchanged, the difference between the amount realized from the sale or exchange and the fair market value of the stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon the length of time the grantee held the shares.

Option Exercises Other Than for Cash

      If the grantee is permitted to pay the exercise price upon exercise of an option, in whole or in part, by delivering shares of common stock already owned by the grantee, the grantee will recognize no gain or loss for federal income tax purposes with respect to the delivered shares to the extent of the fair market value of the shares surrendered. The number of shares of common stock acquired upon exercise which is equal to the number of shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and, except as noted below with respect to disqualifying dispositions, the holding period of such shares will include the holding period of the shares surrendered.

      In the case of a non-qualified stock option, (i) the grantee will recognize ordinary compensation income equal to the fair market value of the shares received in excess of the number of shares surrendered to pay the exercise price, (ii) the basis of additional shares received upon exercise of the option will be equal to the fair market value of the shares on the date of exercise, and (iii) the holding period for the additional shares will commence on the date the option is exercised.

      In the case of an incentive stock option, (i) the grantee will not recognize ordinary compensation income as a result of the exercise in respect of the number of shares received in excess of the number of shares surrendered to pay the exercise price, (ii) the tax basis of the additional shares received will be zero, and (iii) the holding period of the additional shares will commence on the date of the exercise. If any of the shares received upon exercise of the incentive stock option are disposed of within two years of the date of grant or within one year after exercise, the shares with the lowest (i.e., zero) basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

      If the grantee is permitted to engage in a “cashless exercise” (i.e., an exercise without the payment of cash or the surrender of shares already owned) of a non-qualified stock option under the terms of the Plan, then the foregoing results do not change. If the grantee is permitted to engage in a “cashless exercise” of an incentive stock option under the terms of the Plan, then there will be a deemed disqualifying disposition with respect to the shares necessary to fund the exercise. The result of the disqualifying disposition will be that the grantee will recognize ordinary income to the extent of the difference between the fair market value and the exercise price of the shares used to fund the exercise. Shares not used to fund the exercise will retain their status as incentive stock options.

Stock Appreciation Rights, Restricted Stock Awards and Restricted Stock Units

      The exercise of an SAR and the payment of a restricted stock unit will result in ordinary income on the value of the SAR or restricted stock unit, as the case may be, to the grantee at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a grantee with respect to an SAR or restricted stock unit. Upon a grant of restricted stock, the grantee will recognize ordinary income on the fair market value of the common stock at the time shares of restricted stock become vested unless the grantee makes an election under Section 83(b) of the Code to be taxed at the time of grant. Any gain realized on the subsequent sale of any common stock acquired through the exercise of an SAR, the payment for a restricted stock unit or restricted stock award will also be subject to tax, generally at a capital gains rate. For this purpose, the grantee’s basis in the common stock is its fair market value at the time the SAR is exercised, the payment for a restricted stock unit is made or the restricted stock becomes vested (or is granted, if an election under Section 83(b) is made).

Deferred Shares

      A grantee of deferred shares generally will not recognize income until the shares are transferred to the grantee at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the grantee will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the grantee for the shares.

Performance Shares and Performance Units

      A grantee generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the grantee generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any shares of common stock received.

Section 162(m)

      Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to any of its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

NEW PLAN BENEFITS

      The Committee has full discretion to determine the timing and recipients of any awards under the Plan and the number of shares subject to any such awards that may be granted under the Plan. Therefore, the benefits and amounts that will be received by each of the Named Executive Officers, the executive officers as a group, non-employee directors as a group, and all other key employees under the Plan are not presently determinable.

APPROVAL OF PROPOSAL

      The Company’s Bylaws and Section 162(m) of the Code provide that this proposal must be approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal. The New York Stock Exchange Listing Standards provide that this proposal must be approved by the affirmative vote of a majority of the votes cast on this proposal, provided that a majority of the shares of common stock entitled to vote on this proposal are voted on this proposal. If the proposal is not approved by the stockholders, the Plan will continue in effect unchanged.

      The Board of Directors recommends that you vote “FOR” the Amendments to the 1997 Omnibus Stock Option and Incentive Plan.

ITEM 3 —	APPROVAL OF DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Background and Purpose

      You are being asked to approve the Company’s Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”). The Deferred Compensation Plan was adopted by our Board of Directors in November 2002, subject to stockholder approval. The effective date of the Deferred Compensation Plan is January 1, 2003, provided it is approved by our stockholders.

      The purpose of the Deferred Compensation Plan is to provide non-employee directors with an opportunity to defer some or all of the fees he or she earns for service as a member of our Board of Directors as a means of saving for retirement or other purposes.

      The following summary description of the Deferred Compensation Plan is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is attached to this proxy statement as Exhibit C and incorporated herein by reference.

SUMMARY TERMS OF THE DEFERRED COMPENSATION PLAN

Participants

      All of the non-employee directors of the Company are eligible to participate in the Deferred Compensation Plan. There were seven people eligible to participate in the Deferred Compensation Plan as of March 17, 2003.

Administration

      Generally, the Deferred Compensation Plan is administered by the Benefits Trust Committee and day-to-day administration is the responsibility of the Company’s Legal Department. However, certain aspects of the Deferred Compensation Plan are administered by the Board to satisfy the requirements of Rule 16b-3 of the Exchange Act.

Deferred Compensation Accounts

      A non-employee director of the Company who participates in the Deferred Compensation Plan may defer all or a portion of the fees he or she earns for service as a member of the Board of Directors or a committee during a plan year into one or more deferred compensation accounts that are maintained by the Company as either an investment account or a phantom stock unit account. The investment account tracks the performance of a fund selected by the participant from a group of select funds and the fees directed to the account along with the losses and gains of the fund are reflected in the deferred compensation account. The phantom stock unit account tracks the performance of the Company’s common stock and increases and decreases in the market price of the common stock and payments of dividends result in corresponding increases and decreases in the value of the deferred compensation account. The number of phantom stock units credited to a corresponding phantom stock unit account is equal to the value of the contribution, divided by the average of the daily high and low trading prices of the common stock (the “Market Value”) on the date of the contribution. The Benefits Trust Committee or the Board may establish rules under which participants can transfer amounts credited to a deferred compensation account to other deferred compensation accounts available under the Deferred Compensation Plan.

Payments from Deferred Compensation Accounts

      The Deferred Compensation Plan is unfunded for federal tax purposes. Following the termination of a director’s service on the Board of Directors, a participant, or in the event of his or her death, the participant’s beneficiary, shall be paid the amount in his or her deferred compensation account in either a lump sum or annual installments (for a period not to exceed 5 years) in the year selected by the participant. The Board may authorize payments to a participant from his or her deferred compensation account prior to termination in the event that the Board finds that the participant would suffer an unforeseeable hardship if he or she does not receive the payments prior to termination. Participants may elect to receive payments in the form of cash or shares of common stock of the Company. The amount of cash payment from an investment account is equal to the cash balance of the account on the date of payment. The amount of cash payment from a phantom stock unit account is equal to the number of phantom stock units credited to the account multiplied by the Market Value of the common stock immediately preceding the date of payment. The number of shares of common stock issuable from an investment account is equal to the account balance on the date of issuance divided by the Market Value of the common stock on the date of issuance. The number of shares of common stock issuable from a phantom stock unit account is equal to the number of phantom stock units credited to the account on the date of issuance.

Change In Control

      In the event of a change in control of the Company each participant shall receive a lump sum distribution of all amounts in his or her deferred compensation account. A change in control for purposes of the Deferred Compensation Plan means:

•	an acquisition of any of our voting securities by any person (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Company, (ii) an employee benefit plan maintained by the Company, (iii) the voting trust created October 3, 1990 or the trustees of the voting trust, (iv) Edward L. Gaylord, any member of his immediate family or any person controlled by, controlling or under control with Edward L. Gaylord or a member of his immediate family or (v) any corporation owned, directly or indirectly, by the stockholders of the Company in the same proportions as their ownership of stock of the Company, immediately after which such person has beneficial ownership of fifty-one percent (51%) or more of the combined voting power of our then outstanding voting securities;
•	during any period of two consecutive years individuals who at the beginning of such period were members of our Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (if the election or nomination for election of any new director by our stockholders was approved by a vote of at least two-thirds of the Incumbent Directors however, such new director will be considered an Incumbent Director under the Plan); or
•	approval by our stockholders of (i) a definitive agreement to merge or consolidate the Company with or into another company, unless our stockholders immediately before such merger or consolidation own, directly or indirectly immediately following such merger or consolidation, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the Company or the company resulting from such merger or consolidation, (ii) a definitive agreement to sell or otherwise dispose of all or substantially all of the Company’s assets, or (iii) a plan of liquidation.

Amendments

      The Committee may amend, alter or terminate the Deferred Compensation Plan at any time without the prior approval of the directors eligible to participate in the Deferred Compensation Plan, except that material modifications to the requirements as to eligibility for participation in the Deferred Compensation Plan and other material increases in the benefits accruing to the participants under the Deferred Compensation Plan must be approved by such directors.

Shares Available for Issuance

      The Company has reserved 100,000 shares of common stock for issuance to participants who elect to receive payments from their deferred compensation account in the form of shares of common stock. On March 17, 2003 the closing price of the common stock was $18.75.

NEW PLAN BENEFITS

      The amounts allocated for payments to non-employee directors under the Deferred Compensation Plan will be determined pursuant to elections made by the non-employee directors and by the performance of the fund selected by the non-employee director or the price of and dividends paid on the common stock. Therefore, the amounts that will be received by or allocated to the non-executive directors as a group are not presently determinable.

APPROVAL OF PROPOSAL

      The Company’s Bylaws provide that this proposal must be approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal. The New York Stock Exchange Listing Standards provide that this proposal must be approved by the affirmative vote of a majority of the votes cast on this proposal, provided that a majority of the shares of common stock entitled to vote on this proposal are voted on this proposal. If the proposal is not approved by the stockholders, the Deferred Compensation Plan will not become effective.

      The Board of Directors recommends that you vote “FOR” the Deferred Compensation Plan for Non-Employee Directors.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Audit Committee has appointed Ernst & Young LLP as our independent accountants. The independent accountants will audit our consolidated financial statements for 2003. Ernst & Young has served as our independent accountants since 2002. A representative of Ernst & Young will be present at the Annual Meeting and will have an opportunity to speak and respond to your questions.

      Arthur Andersen LLP served as our independent accountants for 2001. On June 14, 2002, the Company dismissed Arthur Andersen and engaged the services of Ernst & Young, effective immediately, as its new independent accountants for its fiscal year ending December 31, 2002. The dismissal of Arthur Andersen and engagement of Ernst & Young followed the Company’s decision to seek proposals from independent accountants to audit its financial statements for the fiscal year ending December 31, 2002. The Audit Committee and the Board of Directors of the Company authorized the dismissal of Arthur Andersen and the immediate engagement of Ernst & Young.

      Arthur Andersen’s report on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000, and the subsequent interim period through the date of its dismissal, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated June 14, 2002, stating its agreement with these statements is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2002.

      During the two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through June 14, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. Notwithstanding the foregoing, during the fiscal year ended December 31, 2001 and during the first and second quarters of 2002, Ernst & Young and/or an affiliate thereof provided the Company with certain management and tax consulting services.

BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS

      The following table sets forth information regarding the beneficial ownership of our common stock as of March 17, 2003 (unless otherwise noted), for:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and director nominees;
•	each of our executive officers named in the Summary Compensation Table; and
•	all of our directors and executive officers as a group.

      The percentages of shares outstanding provided in the table are based on 33,789,575 voting shares outstanding as of March 17, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of March 17, 2003 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

	Number of Shares		Percent
Name	Owned		of Class

Christine Gaylord Everest	3,185,154	(1)	9.4%
E. K. Gaylord II	602,044	(2)	1.8%
Martin C. Dickinson	806,156	(3)	2.4%
Michael D. Rose	92,500	(4)	*
Colin V. Reed	398,750	(5)	1.2%
Laurence S. Geller	11,500	(6)	*
E. Gordon Gee	9,500	(7)	*
Ralph Horn	10,500	(8)	*
Robert P. Bowen	2,500		*
David C. Kloeppel	80,000	(9)	*
Jay D. Sevigny	27,250	(10)	*
Carter R. Todd	15,000	(11)	*
Edward L. Gaylord	8,711,429	(12)	25.8%
Gabelli Funds	7,604,498	(13)	22.5%
The Oklahoma Publishing Company Voting Trust	2,103,766	(14)	6.2%
Sterling Funds	2,101,564	(15)	6.2%
Inasmuch and Ethics and Excellence in Journalism Foundations	1,829,262	(16)	5.4%
All executive officers and directors as a group (14 persons)	5,263,854	(17)	15.2%

*	Less than 1%

(1)	Includes:

(a)	661 shares owned or beneficially owned by Mrs. Everest’s husband, James H. Everest;
(b)	3,675 shares owned as a co-trustee of the Jean I. Everest Foundation;
(c)	128,625 shares beneficially owned as a co-trustee of The Oklahoman Foundation;
(d)	270,400 shares owned by OPUBCO, of which Mrs. Everest is the President and a director;
(e)	1,833,366 shares owned by GFI, a corporation wholly owned by OPUBCO, of which Mrs. Everest is President and Chairperson; and

(f)	99,264 shares issuable upon the exercise of options.

Mrs. Everest has shared voting and investment power with respect to the shares listed in (b), (c), (d) and (e), and she has no voting or investment power with respect to the shares listed in (a). Mrs. Everest disclaims beneficial ownership of the shares listed in (a), (c), (d) and (e).

(2)	Includes 199,544 shares issuable upon the exercise of options.

(3)	Includes:

(a)	400,000 shares beneficially owned as President and a director of the Donald C. Dickinson and Elizabeth M. Dickinson Foundation;
(b)	306,332 shares beneficially owned as the trustee for the Martin C. Dickinson Revocable Trust;
(c)	560 shares beneficially owned by Mr. Dickinson’s wife, Carol D. Dickinson; and
(d)	99,264 shares issuable upon the exercise of options.

Mr. Dickinson has shared voting and investment power with respect to the shares listed in (a), and he has no voting or investment power with respect to the shares listed in (c). Mr. Dickinson disclaims beneficial ownership of the shares listed in (c).

(4)	Includes:

(a)	15,000 shares of restricted stock; and
(b)	62,500 shares issuable upon the exercise of options.

(5)	Includes:

(a)	37,500 shares of restricted stock; and
(b)	288,750 shares issuable upon the exercise of options.

(6)	Includes:

(a)	2,000 shares beneficially owned as President and Principal of Geller & Co.; and
(b)	9,500 shares issuable upon the exercise of options.

(7)	Represents shares issuable upon the exercise of options.

(8)	Includes 9,500 shares issuable upon the exercise of options.

(9)	Includes:

(a)	18,750 shares of restricted stock; and
(b)	55,000 shares issuable upon the exercise of options.

(10)	Includes:

(a)	4,500 shares of restricted stock; and
(b)	21,250 shares issuable upon the exercise of options.

(11)	Represents shares issuable upon the exercise of options.

(12)	Includes:

(a)	5,130,581 shares beneficially owned as trustee of the Edward L. Gaylord Revocable Trust;
(b)	9,500 shares beneficially owned as trustee of the Thelma F. Gaylord Irrevocable Trust;
(c)	405,978 shares beneficially owned as trustee of the Edward L. Gaylord and Thelma F. Gaylord Foundation;
(d)	828,646 shares beneficially owned as trustee for the Mary I. Gaylord Revocable Living Trust of 1985;
(e)	33,333 shares beneficially owned as a co-trustee of The Mary Gaylord Foundation;

(f)	128,625 shares beneficially owned as a co-trustee of The Oklahoman Foundation;

(g)	270,400 shares owned by OPUBCO, of which Mr. Gaylord is Chairman and Chief Executive Officer;
(h)	1,833,366 shares owned by GFI, a corporation wholly owned by OPUBCO, of which Mr. Gaylord is a director; and

(i)	71,000 shares issuable upon the exercise of options.

Mr. Gaylord has shared voting and investment power with respect to the shares listed in (e), (f), (g) and (h). Mr. Gaylord disclaims beneficial ownership of the shares listed in (g) and (h). The address for Mr. Gaylord is 9000 North Broadway, Oklahoma City, OK 73114.

(13)	Based upon information set forth in Amendment No. 15 to Schedule 13D/A, filed with the SEC on November 21, 2002 jointly by MJG Associates, Inc. (“MJG”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Investors, Inc. (“GAMCO”), Gabelli Asset Management, Inc. (“GAMI”) (the parent company of GAMCO and Gabelli Funds), Gabelli Group Capital Partners, Inc. (“Gabelli Partners”) (the parent company of GAMI), Marc J. Gabelli and Mario J. Gabelli (the majority stockholder, Chairman of the Board of Directors and Chief Executive Officer of Gabelli Partners and the stockholder and director of MJG), among others. Gabelli Funds has sole voting and dispositive power with respect to 1,425,500 shares. GAMCO has sole voting power with respect to 5,934,198 shares and sole dispositive power with respect to 6,139,198 shares. MJG has sole voting power and sole dispositive power with respect to 39,800 shares. The address for all of these persons is One Corporate Center, Rye, New York 10580-1435.

(14)	Based upon information set forth in Amendment No. 7 to Schedule 13D/A, filed with the SEC on July 3, 2001 jointly by The Oklahoma Publishing Company Voting Trust (“OPUBCO VT”), The Oklahoma Publishing Company (“OPUBCO”), GFI Company (“GFI”), a wholly owned subsidiary of OPUBCO, E.K. Gaylord II and Edward L. Gaylord. The joint filers reported that OPUBCO VT, of which Edward L. Gaylord, E.K. Gaylord II, Christine Gaylord Everest, Martin C. Dickinson and Mary Gaylord McClean are voting trustees, has, by virtue of its control of OPUBCO, shared voting and investment power with respect to 2,103,766 shares of which 270,400 shares are held by OPUBCO and 1,833,366 shares are held by GFI. OPUBCO VT disclaims beneficial ownership of 2,103,766 of the shares. OPUBCO had sole voting and investment power with respect to 270,400 shares held directly, and shared voting and investment power with respect to 1,833,366 shares held by GFI. OPUBCO disclaims beneficial ownership of 1,833,366 of the shares. GFI has sole voting and investment power with respect to 1,833,366 shares held directly. The address for all of these persons is 9000 North Broadway, Oklahoma City, Oklahoma 73114.

(15)	Based upon information set forth in the Schedule 13G filed with the SEC on February 4, 2003 jointly by Sterling Capital Management LLC (“Sterling”), Sterling MGT, Inc. (“Sterling Management”), Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen. The joint filers reported that each of the reporting persons has shared voting power and shared dispositive power with respect to 2,101,564 shares. Sterling is an investment advisor and Sterling Management is the managing member of Sterling. Mr. Brea, Mr. McAlister, Mr. Ralston, Mr. Walton and Mr. Whalen are controlling shareholders of Sterling Management. The address for all of these persons is 4064 Colony Road, Suite 300, Charlotte, NC 28211.

(16)	Based upon information set forth in the Schedule 13D filed with the SEC on December 13, 2002 jointly by Inasmuch Foundation, Ethics and Excellence in Journalism Foundation, William J. Ross, David O. Hogan, J. Hugh Roff, Jr., Robert J. Ross, Patrick T. Rooney and Andrew W. Roff. The joint filers reported that the Inasmuch Foundation has sole voting power and sole dispositive power with respect to 1,368,081 shares and the Ethics and Excellence in Journalism Foundation has sole voting power and sole dispositive power with respect to 461,181 shares. Each of Messrs. Ross, Mr. Hogan, Messrs. Roff and Mr. Rooney is a director of both the Inasmuch Foundation and the Ethics and Excellence in Journalism Foundation and has shared voting power and shared investment power with respect to the 1,829,262 shares owned by the foundations. The Inasmuch Foundation disclaims beneficial ownership of the 461,181 shares held by the Ethics and Excellence in Journalism Foundation, the Ethics and Excellence in Journalism Foundation disclaims beneficial ownership of the 1,368,081 shares held by the Inasmuch Foundation and each of the directors disclaims beneficial ownership of 1,829,262 shares. The address for all of these persons is c/o Rainey, Ross, Rice & Binns, 735 First National Center, Oklahoma City, OK 73102.

(17)	Includes:

(a)	75,750 shares of restricted stock; and
(b)	891,572 shares issuable upon the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange.

      Based solely on our review of those forms and certain written representations from reporting persons, we believe that in 2002, all of our executive officers, directors, and greater than 10% beneficial owners were in compliance with all applicable filing requirements, other than Mr. Geller and Mr. Caparella who each inadvertently failed to timely file a report regarding one purchase transaction and Ms. Spacek who failed to report a holding on her Form 3. Ms. Spacek subsequently reported the holding on a Form 5.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following Summary Compensation Table shows compensation information for (i) Mr. Reed, the Company’s President and Chief Executive Officer and the four most highly compensated executive officers who were serving as executive officers on December 31, 2002 (collectively, the “Named Executive Officers”).

							Long Term
		Annual Compensation					Compensation Awards

							Awards		Payouts

							Restricted	Securities
Name and			Incentive	Signing	Other Annual		Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Bonus	Compensation		Awards(1)	Options(#)	Payouts	Compensation(2)

Colin V. Reed	2002	$687,500	$340,000	—	—		—	155,000	—	$61,970
President and Chief	2001	$448,333	$196,000	$500,000	$72,709	(3)	$1,265,500	500,000	—	$8,410
Executive Officer	2000	—	—	—	—		—	—	—	—
Michael D. Rose	2002	$350,000	—	—	$51,000	(4)	—	50,000	—	$29,684
Chairman	2001	$241,410	—	—	—		$506,200	100,000	—	$12,500
	2000	—	—	—	—		—	—	—	—
David C. Kloeppel	2002	$411,250	$123,397	—	—		—	20,000	—	$14,568
Executive Vice President	2001	$129,231	$100,000	$350,000	—		$712,500	200,000	—	$4,180
and Chief Financial Officer	2000	—	—	—	—		—	—	—	—
Jay D. Sevigny	2002	$321,891	$88,532	—	$123,449	(5)	—	10,000	—	$18,794
President — Gaylord	2001	$54,462	$25,000	—	—		$123,060	75,000	—	—
Opryland Resort and	2000	—	—	—	—		—	—	—	—
Convention Center and
Vice President — Marketing
Carter R. Todd	2002	$227,500	$51,198	—	—		—	—	—	$14,564
Senior Vice President,	2001	$110,000	$38,605	—	—		—	60,000	—	$3,077
General Counsel and	2000	—	—	—	—		—	—	—	—
Secretary

(1)	As of December 31, 2002, the following persons held the following numbers of shares of restricted stock with the following values issued pursuant to the 1997 Omnibus Stock Option and Incentive Plan:

Name	Number of Shares	Value at 12/31/02

Colin V. Reed	37,500	$772,500
Michael D. Rose	15,000	$309,000
David C. Kloeppel	18,750	$386,250
Jay D. Sevigny	4,500	$92,700
Carter R. Todd	—	—

      The shares of restricted stock granted to Messrs. Reed, Rose, Kloeppel and Sevigny vest in four equal annual installments beginning on the first anniversary of the date of grant. Holders of restricted stock are entitled to receive dividends if and to the extent paid on shares of our common stock.

(2)	Includes contributions by the Company in 2002 to the Supplemental Deferred Compensation Plan (the “SUDCOMP Plan”), to the 401(k) Savings Plan and premiums paid by the Company for group term life insurance as set forth below.

			Group Term Life
Name	SUDCOMP	401(k)	Insurance Premiums

Colin V. Reed	$41,744	$4,501	$15,725
Michael D. Rose	$11,181	$9,330	$9,173
David C. Kloeppel	—	$4,085	$10,483
Jay D. Sevigny	$13,459	$4,390	$945
Carter R. Todd	$4,773	$9,098	$693

(3)	Includes $50,389 paid for Mr. Reed’s moving expenses.

(4)	Includes $21,000 paid as a car allowance and $30,000 paid for financial planning services for Mr. Rose.
(5)	Includes $114,204 paid for Mr. Sevigny’s moving expenses.

OPTION GRANTS IN 2002

      The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2002. These options to purchase our common stock were granted under our 1997 Omnibus Stock Option and Incentive Plan. No SARs have been granted.

	Individual Grants

	Number of	Percent of				Potential Realizable Value at Assumed
	Securities	Total Options				Annual Rates of Stock Price Appreciation
	Underlying	Granted to		Market		for Option Term(3)
	Options	Employees	Exercise	Price on Date	Expiration
Name	Granted	in 2002	Price(1)	of Grant(2)	Date	0%	5%	10%

Colin V. Reed	155,000(4)	24.4%	$26.10	—	5/14/12	—	$2,544,193	$6,447,485
Michael D. Rose	50,000(4)	7.9	26.10	—	5/14/12	—	820,707	2,079,834
David C. Kloeppel	20,000(4)	3.2	22.95	$23.50	2/11/12	$11,000	306,580	760,059
Jay D. Sevigny	10,000(4)	1.6	22.95	23.50	2/11/12	5,500	153,290	380,030
Carter R. Todd	—	—	—	—	—	—	—	—

(1)	The exercise price of each option is the closing sales price on the New York Stock Exchange on the day prior to the date of grant.
(2)	Represents closing sales price on the New York Stock Exchange on the date of grant. Unless otherwise indicated in this column the exercise price of the option was greater than the closing sales price on the date of grant.
(3)	The potential realizable value portion of the foregoing table represents a hypothetical value that may be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These amounts do not take into account provisions of the options relating to vesting, non-transferability or termination of the option following termination of employment.
(4)	The option vests in four equal annual installments beginning on the first anniversary of the date of grant.

AGGREGATE OPTION EXERCISES DURING 2002 AND FISCAL YEAR END OPTION VALUES

      No options were exercised by the Named Executive Officers in 2002. The following table provides information related to the number and value of options held at fiscal year end. We have not issued SARs to our executive officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at Fiscal Year End		at Fiscal Year End(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Colin V. Reed	—	—	125,000	530,000	—	—
Michael D. Rose	—	—	25,000	125,000	—	—
David C. Kloeppel	—	—	50,000	170,000	—	—
Jay D. Sevigny	—	—	18,750	66,250	—	—
Carter R. Todd	—	—	15,000	45,000	—	—

(1)	The closing sales price of the Company’s common stock on the New York Stock Exchange on December 31, 2002 was $20.60. Value is calculated on the basis of the difference between this closing price and the exercise price multiplied by the number of shares of common stock underlying the option.

PENSION PLANS

      The Company maintains one defined benefit plan pursuant to which any Named Executive Officer received compensation in 2002, the Custom Non-Qualified Mid-Career Supplemental Employee Retirement

Plan (the “Custom SERP”). The purpose of the Custom SERP is to provide Mr. Reed with a retirement benefit having a present value of $2.5 million. The benefit accrues 25% on April 23 of each year, beginning in 2002, and is payable after he completes four years of service with the Company, subject to further deferral to prevent the application of Section 162(m) of the Code.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information about the Company’s equity compensation plans as of December 31, 2002.

Number of Securities Remaining
	Number of Securities to be	Weighted-average	Available for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	First Column)

Equity compensation plans approved by stockholders	3,241,037	$26.21	1,412,790 (1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	3,241,037	$26.21	1,412,790 (1)

(1)	Includes 456,609 shares reserved for issuance under the Company’s employee stock purchase plan.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Human Resources Committee of the Board of Directors reviews and approves the annual compensation of the Company’s executive officers and other key management personnel. In addition, the Human Resources Committee establishes policies and guidelines for other benefits and administers compensation and certain other benefit plans, including the awards of stock and stock options pursuant to the 1997 Omnibus Stock Option and Incentive Plan. The Human Resources Committee is assisted in making compensation decisions by the Company’s management and the Company’s independent professional compensation consultants.

Compensation Policies Applicable to Executive Officers

      The principal objective of the Company is to maximize stockholder value through the development and enhancement of the Company’s primary business groups: hospitality, attractions, media and corporate and other.

      To further that objective, the Company’s executive compensation program is designed to:

•	provide competitive pay for the position and the market;

•	attract, retain and reward management personnel;

•	align executive and stockholder interests by rewarding performance that enhances stockholder value; and

•	provide appropriate incentives for executives to achieve Company, business unit and individual performance goals.

      At its first regular meeting of the year, the Human Resources Committee reviews management’s performance during the prior year, adopts compensation policies for the current year, reviews the Company’s incentive compensation plans and rewards, and establishes each executive’s compensation. The Human Resources Committee, however, may adjust an executive’s total compensation at any time during the year in light of increased job responsibilities or particularly meritorious performance.

      An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation and long-term incentive compensation. Each component is based on Company and group or unit performance factors which are measured objectively and subjectively by the Human Resources Committee.

Base Salary Compensation

      The 2002 base salary compensation of the Company’s executive officers was based on several factors. In general, the Human Resources Committee sought to establish base salaries at or near the 50th percentile of base compensation paid by companies within the lodging, entertainment, media and music industries with whom the Company believes it competes for executive talent to executives exercising responsibilities similar to those of executives with the Company, as confirmed by an independent compensation consultant. Base salaries were adjusted by the Human Resources Committee, however, to reflect other factors such as an individual executive officer’s performance and base salary during the prior year.

Annual Incentive Compensation

      In February 2002, the Human Resources Committee approved a new Bonus Plan. The Bonus Plan is designed to incentivize members of the Company’s management by directly linking the payment of bonuses to the attainment of annual financial performance goals for the Company and each business unit that are approved by the Human Resources Committee and providing rewards for the individuals whose performance contributed to this success. The Human Resources Committee also approved the specific financial performance goals for the Company and each business unit and the amounts of the bonus pools to be established upon attainment of these goals for 2002. Under the Bonus Plan, for each performance goal achieved a bonus pool will be established. Employees in each participating grade level who are in a business unit that achieves its financial performance goal are eligible to receive a bonus in an amount equal to a percentage of their salary (ranging from 5% to 90%) approved by the Human Resources Committee if at least 90% of the performance goal is achieved. In the event that a performance goal is exceeded, the amount of the bonus pool (and thus the bonuses awarded) will increase by up to 50%. In addition to considering the bonus amount applicable to an individual’s grade level, in determining the amount of an individual’s bonus the Human Resources Committee will consider whether the individual’s performance objectives were obtained.

Long-Term Incentive Compensation

      The Human Resources Committee believes that a powerful way of aligning the long-term interests of executive officers with those of stockholders is to award equity-based compensation in the form of stock options and restricted stock. In 2001, the Human Resources Committee and the Board considered and approved a long-term incentive plan. The purpose of the plan is to provide incentives and rewards to senior management based upon long-term performance of the Company’s strategic plan and stock price appreciation, in a manner that aligns management’s goals with stockholder interests. Under the approved plan, executives are categorized into a “tier,” with the members of each tier receiving awards of stock options and, for some tiers, grants of restricted stock based upon the accomplishment of annual criteria that collectively move the Company toward the accomplishment of the Company’s long range strategic plan. All stock options awarded vest ratably over a four-year period, with one-fourth vesting annually beginning the first year after the date of grant, and have an exercise price equal to the market price on the date of the award. Generally, restricted stock awards vest over a four-year period, with one-fourth vesting annually beginning the first year after the date of the grant.

CEO Compensation

      In reviewing and approving the compensation offered to Mr. Reed under the terms of his employment agreement upon his hiring in April 2001 and his salary increase for 2002, the Human Resources Committee considered many of the same criteria relied upon with respect to the other executive officers, including the compensation of peer group executives within the entertainment, lodging and media industries and the nature of the responsibilities of Mr. Reed as President and Chief Executive Officer.

      Based upon these factors, the Human Resources Committee approved compensation for Mr. Reed for 2002 in the form of base salary, equity compensation, consisting of options to purchase 155,000 shares of the Company’s common stock at an exercise price equal to the market price immediately preceding the award of the options, and the opportunity to be paid a performance bonus for 2002 in an amount equal to up to 150% of his base salary based upon the Company’s achievement of performance targets mutually agreed to by Mr. Reed and the Board.

Policy with Respect to Deductibility of Compensation

      Federal tax law limits the tax deduction that the Company may take with respect to the compensation of any executive officer that exceeds $1.0 million, unless the compensation is “performance-based.” The Company’s stock incentive plans are designed to provide “performance-based” compensation that should minimize the impact of this tax limit.

      The Human Resources Committee believes that all incentive compensation of the Company’s current executive officers will qualify as a tax deductible expense when paid. The Human Resources Committee will continue to evaluate, however, whether it will approve annual compensation arrangements exceeding $1.0 million and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.

Conclusion

      The Human Resources Committee believes that the Company’s executive compensation program described in this report serves the interests of the Company’s stockholders. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Human Resources Committee notes that the compensation philosophy should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

      HUMAN RESOURCES COMMITTEE:

          E. K. GAYLORD II, CHAIRMAN
          MARTIN C. DICKINSON
          RALPH HORN
          E. GORDON GEE
          ROBERT P. BOWEN

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

      The Company has entered into the agreements described below regarding employment, termination of employment and change in control with the Named Executive Officers. In addition to any benefits Named Executive Officers may be entitled to receive in connection with a change in control under the terms of these agreements, any awards they have received under the 1997 Omnibus Stock Option and Incentive Plan will become immediately exercisable or vest.

Colin V. Reed

      The Company entered into an employment agreement with Colin V. Reed that expires April 22, 2005. The Company agrees to pay Mr. Reed an annual base salary of $650,000, subject to annual increases in the discretion of the Human Resources Committee. Pursuant to this agreement, Mr. Reed received a $500,000 signing bonus and a guaranteed bonus of $200,000 in 2001. He may receive performance-based bonuses of up to $200,000 in 2001 and up to 150% of his base salary in each of 2002, 2003, 2004 and 2005 (prorated). In addition, Mr. Reed is entitled to receive certain benefits and equity-based incentives.

      Upon the termination of Mr. Reed’s employment by the Company for cause, by Mr. Reed without good reason, or by reason of his death or disability, Mr. Reed is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if his employment is terminated by reason of his death or disability, he is entitled to a prorata portion of his bonus and all of his options become immediately exercisable, and in the case of his death, all of his restricted stock becomes vested. If Mr. Reed’s employment is terminated by the Company without cause or by Mr. Reed for good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year and certain benefits and equity compensation.

      In the event that Mr. Reed’s employment is terminated by the Company without cause or by Mr. Reed with good reason within one year of a change of control, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year, any accrued or vested benefits and any awards of equity compensation (which awards’ vesting will be accelerated). Mr. Reed is also entitled to be reimbursed for any excise taxes he incurs. A “change of control” is deemed to occur if (i) any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of a majority of the outstanding voting stock of the Company, (ii) any person becomes the beneficial owner of a greater amount of the voting stock than the amount owned, directly or indirectly, by Edward L. Gaylord or a member of his immediate family, (iii) following a merger, tender or exchange offer, other business combination or contested election the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iv) the Company sells all or substantially all of its assets.

      This agreement contains covenants restricting Mr. Reed’s use and disclosure of confidential information, solicitation of certain employees and interference with the Company’s business opportunities.

Michael D. Rose

      On April 23, 2001 the Company entered into an employment agreement with Michael D. Rose employing him as Chairman of the Board. The initial term of this agreement is two years and it automatically renews for successive one-year terms unless either party terminates it upon ninety days’ notice prior to the end of the initial term or the first renewal term. Mr. Rose’s annual base salary is $350,000 and he is entitled to receive certain benefits and equity-based incentives, including a grant of 20,000 shares of restricted stock if the Company achieves a specified performance goal.

      In the event of the termination of Mr. Rose’s employment by reason of his death, he is entitled to receive any accrued but unpaid salary and immediate vesting of certain equity compensation. In the event that Mr. Rose’s employment is terminated by reason of his disability, he is entitled to receive his salary and certain benefits until he becomes eligible for long term disability benefits, and certain vested equity compensation. If Mr. Rose is terminated with cause or terminates his employment without good reason he is entitled to receive his accrued but unpaid salary and certain vested equity compensation. Upon termination of Mr. Rose’s employment by the Company without cause or by Mr. Rose for good reason, Mr. Rose is entitled to receive accrued but unpaid salary and immediate vesting of all equity compensation. If Mr. Rose no longer serves the Company following the expiration of the initial term of the agreement, all equity compensation will immediately vest.

      If, within one year of a change of control (as defined above), Mr. Rose’s employment is terminated by the Company without cause or by Mr. Rose with good reason, he is entitled to receive a payment equal to the greater of (i) $350,000 or (ii) the base salary due under the remaining term of the agreement, any accrued or vested benefits and immediate vesting of all equity compensation.

      This agreement contains covenants restricting Mr. Rose’s use and disclosure of confidential information, solicitation of certain employees and interference with the Company’s business opportunities.

David C. Kloeppel

      The Company entered into an employment agreement with David C. Kloeppel that expires September 3, 2005. The Company agrees to pay Mr. Kloeppel an annual salary of $400,000, subject to annual increases in the discretion of the Human Resources Committee. Pursuant to this agreement, Mr. Kloeppel received a $350,000 signing bonus and a guaranteed bonus of $100,000 in 2001. He may receive performance-based bonuses of up to 150% of his base salary in each of 2002, 2003, 2004 and 2005 (prorated). In addition, Mr. Kloeppel is entitled to receive certain benefits and equity-based incentives.

      Upon the termination of Mr. Kloeppel’s employment by the Company for cause, by Mr. Kloeppel without good reason, or by reason of his death or disability, Mr. Kloeppel is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if his employment is terminated by reason of his death or disability, he is entitled to a prorata portion of his bonus and all of his options become immediately exercisable, and in the case of his death, all of his restricted stock becomes vested. If Mr. Kloeppel’s employment is terminated by the Company without cause or by Mr. Kloeppel for good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year and certain benefits and equity compensation.

      If, within one year of a change of control (as defined above), Mr. Kloeppel’s employment is terminated by the Company without cause or by Mr. Kloeppel with good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year, any accrued or vested benefits and any awards of equity compensation (which awards’ vesting will be accelerated). Mr. Kloeppel is also entitled to be reimbursed for any excise taxes he incurs.

      This agreement contains covenants restricting Mr. Kloeppel’s use and disclosure of confidential information, solicitation of certain employees and interference with the Company’s business opportunities.

Jay D. Sevigny

      The Company and Mr. Sevigny entered into a letter agreement, dated October 17, 2001, regarding certain terms of his employment. The Company agrees to pay Mr. Sevigny a salary of $300,000 and he is entitled to receive certain benefits and equity-based incentives, including relocation benefits, a grant of an option to purchase 75,000 shares of common stock and a grant of 6,000 shares of restricted stock. Mr. Sevigny may receive a performance-based bonus in an amount up to 60% of his base salary.

Carter R. Todd

      The Company and Mr. Todd entered into a severance agreement which is in effect beginning July 3, 2001 through the two year period following any change of control and automatically renews for successive one-year terms unless terminated by the Company or unless Mr. Todd’s employment with the Company terminates. For purposes of this agreement, a change of control will be deemed to have occurred if (i) any person, other than the Company, a wholly-owned subsidiary or an employee benefit plan of the Company, becomes the beneficial owner of at least 40% of the outstanding voting stock of the Company, (ii) following a tender or exchange offer, merger or other business combination, sale of assets or contested election the holders of the Company’s common stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iii) during any period of two consecutive years, individuals who at the beginning of the period constitute the board of directors of the Company cease to constitute a majority of the members of the board of directors, unless the election of new directors was approved by at least two-thirds of the directors in office at the beginning of such period.

      The Company agrees to continue to employ Mr. Todd, in substantially the same position and with substantially the same compensation, for two years following a change of control. If Mr. Todd is terminated during this period for any reason other than his gross misconduct, or if he terminates his employment following a reduction in his compensation or a forced relocation, he is entitled to receive a payment equal to 150% of his salary and bonus compensation for the preceding 12 months, certain benefits and reimbursement of excise taxes he incurs. In addition, Mr. Todd’s agreement provides that if his employment is otherwise terminated by the Company without cause or by Mr. Todd for good reason, he is entitled to a payment equal to 150% of his base salary for the year in which the termination occurs plus certain benefits. This agreement contains a covenant restricting Mr. Todd’s use and disclosure of the Company’s confidential information.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is composed of four directors who are independent directors as defined in Section 303.01(B)(2)-(3) of the NYSE’s listing standards. As required by that Section, each member of the Committee is financially literate and at least one member of the Committee has accounting or financial management expertise.

      The Audit Committee operates under a written charter initially adopted by the Board of Directors on May 9, 2000. The Committee reviews and reassesses the adequacy of the charter at least once each year. In light of recent developments, the Audit Committee determined that it was appropriate to amend the charter to comply with new legal requirements. The Board of Directors adopted an amended and restated charter for the Audit Committee, a copy of which is attached hereto as Exhibit D and incorporated herein by reference.

      The primary purpose of the Audit Committee is to assist the Board in fulfilling its fiduciary oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management and the Board of Directors have established, the audit process, and the legal and ethical conduct of the Company and its employees. In fulfilling that purpose, the Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2002, and the restated financial statements for the two years ended December 31, 2001, with management and Ernst & Young LLP, the Company’s independent accountants; (ii) discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as modified or supplemented; and (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants the independent accountants’ independence. The Audit Committee also has considered whether the provision by Ernst & Young LLP of non-audit services described in this proxy statement under the caption “Audit Firm Fees” is compatible with maintaining the independence of the Company’s auditors.

      The Audit Committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and the auditors their general preference for conservative policies when a range of accounting options is available.

      In performing these functions, the Audit Committee acts in an oversight capacity. The Committee does not complete all of its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with generally accepted accounting principles.

      In reliance on these reviews and discussions, and the report of the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

          ROBERT P. BOWEN, CHAIRMAN
          MARTIN C. DICKINSON
          LAURENCE S. GELLER
          E. GORDON GEE

      The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of

1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

INDEPENDENT AUDITOR FEE INFORMATION

Audit Fees

      Fees for audit services provided by Ernst & Young LLP (“Ernst & Young”) totaled $1,993,652 during 2002. The fees for audit services during 2002 include fees associated with the audit of the Company’s 2002 consolidated financial statements, reviews of the Company’s 2002 quarterly financial statements, and a significant portion related to the required re-audits of the Company’s 2001 and 2000 consolidated financial statements as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. Ernst & Young provided no audit services to the Company during 2001.

      Fees for audit services by Arthur Andersen LLP (“Arthur Andersen”) totaled $23,000 during 2002 and $287,908 during 2001. The fees for audit services during 2002 relate to the review of the Company’s first quarter financial statements. The fees for audit services during 2001 included fees associated with the audit of the Company’s 2001 consolidated financial statements and reviews of the Company’s 2001 quarterly financial statements.

Audit Related Fees

      Fees for audit related services provided by Ernst & Young totaled $227,982 during 2002. Ernst & Young provided no audit related services to the Company during 2001. The fees for audit related services during 2002 relate to the required audit of a subsidiary of the Company, audits of the Company’s benefit plans and certain due diligence and assistance with transactions contemplated or completed by the Company during 2002.

      Fees for audit related services provided by Arthur Andersen totaled $108,317 during 2002 and $68,000 during 2001. The fees for audit related services during 2002 related to certain due diligence and assistance with transactions contemplated or completed by the Company during 2002. The fees for audit related services during 2001 related to the required audit of a subsidiary of the Company and audits of the Company’s benefit plans.

Tax Fees

      Fees for tax services provided by Ernst & Young totaled $209,445 during 2002 and $24,294 during 2001. Fees for tax services provided by Arthur Andersen totaled $57,680 during 2002 and $243,520 during 2001. The tax fees paid to both firms relate to domestic and international tax compliance matters, tax advice and planning, and tax assistance with transactions contemplated or completed by the Company during 2002 and 2001.

All Other Fees

      Fees for all other services provided by Ernst & Young not included above totaled $321,634 during 2002 associated with hospitality advisory services provided to the Company during 2002. Fees for all other services provided by Arthur Andersen not included above totaled $4,442 during 2002 and $57,095 during 2001. These fees related to certain accounting consultation and various attest services under applicable professional standards. Neither Ernst & Young nor Arthur Andersen provided professional services during 2002 or 2001 related to financial information systems design and implementation.

PERFORMANCE GRAPH

      The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

      The graph and table below compare the cumulative total stockholder return on our common stock from December 31, 1997 through December 31, 2002, with the cumulative total return of the Dow Jones Lodging Index (see Note 1 below) and the Russell 2000 Index over the same period. The comparative data assumes $100.00 was invested on December 31, 1997, in our common stock and in each of the indices and assumes that any dividends paid were reinvested.

Company/Index Name	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Gaylord Entertainment Company	$100.00	$96.30	$98.36	$65.89	$80.82	$67.68
Dow Jones Lodging Index	100.00	70.50	71.41	94.90	91.31	81.41
Russell 2000 Index	100.00	97.46	118.17	114.60	117.45	93.39

(1)	In February 2000, Dow Jones restructured its industry classification system in such a way that all U.S. indexes, including the Dow Jones Lodging Index, will show differences when compared to prior index series.

GENERAL INFORMATION

      A copy of our Annual Report on Form 10-K for the year ended December 31, 2002, excluding certain of the exhibits thereto, may be obtained without charge by writing to the Company’s Investor Relations department at the address set forth below.

      Our 2002 Annual Report to Stockholders is being mailed to stockholders with this proxy statement. The Annual Report to Stockholders is not part of the proxy solicitation materials. In certain instances, one copy of the Company’s Annual Report to Stockholders and proxy statement may be delivered to two or more stockholders who share an address. For voting purposes, a separate proxy card will be included for each stockholder at a shared address. The Company will deliver promptly upon oral or written request a separate copy of the Annual Report to Stockholders or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address who are receiving multiple copies of the Company’s annual reports or proxy statements may request delivery of single copies and stockholders sharing an address who are receiving single copies of these documents may request delivery of multiple copies. Such requests should be directed to: Gaylord Entertainment Company, Investor Relations, One Gaylord Drive, Nashville, Tennessee 37214, (615) 316-6000.

Exhibit A

AMENDMENTS TO 1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

Amendments to first sentence of first paragraph of Section 5

      “The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 7,450,000 (including shares of Common Stock reserved for the grant of awards issued in connection with the Distribution Agreement (as defined below)), provided that no more than 1,000,000 shares of Common Stock shall be granted pursuant to awards of Restricted Stock, Restricted Stock Units, Deferred Shares, Performance Shares and Performance Units, subject to adjustment as provided in Section 13 hereof.”

Amendment to Section 10

“10.     Restricted Stock and Restricted Stock Units.

      The Committee may award shares of Restricted Stock or Restricted Stock Units to any eligible employee or director. Each award of Restricted Stock or Restricted Stock Units under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the “Restricted Stock Agreement”), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

(a) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the Restricted Stock or Restricted Stock Unit award.

(b) Shares of Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may impose such other restrictions and conditions on the shares of Restricted Stock or Restricted Stock Units as it deems appropriate including the satisfaction of Performance Goals. During the Restricted Period, certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine.

(c) Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any Restricted Stock or Restricted Stock Units remaining subject to restrictions (after taking into account the provisions of Subsection (f) of this Section 10) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

(d) During the Restricted Period the Grantee of Restricted Stock (not Restricted Stock Units) shall possess all incidents of ownership of such shares of Restricted Stock, subject to Subsections (b) and (c) of this Section 10, including the right to receive dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend and other securities and other property (except for cash dividends) distributed with respect to the Restricted Stock shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such securities or property is distributed. During the Restricted Period the Grantee of Restricted Stock Units shall be credited with dividend equivalents on any vested Restricted Stock Units credited to the Grantee at the time of payment of dividends to stockholders on

A-1

shares of Common Stock. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Grantee as a stockholder in respect of a number of shares of Common Stock equal to the number of vested Restricted Stock Units then credited to the Grantee. Any such dividend equivalents shall be credited to the Grantee as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units (which shall be immediately vested) based upon the Fair Market Value of a share of Common Stock on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Stock Units that are not yet vested.

(e) Upon the occurrence of any of the events described in Section 13(c), all restrictions then outstanding with respect to shares of Restricted Stock or Restricted Stock Units awarded hereunder shall automatically expire and be of no further force or effect.

(f) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock or Restricted Stock Units awarded on such terms and conditions as the Committee shall deem appropriate.

(g) Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Stock Units shall be paid in cash, shares of Common Stock, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the Restricted Stock Agreement.”

Amendment to Section 2, add new subsection (m)

      “(m) Restricted Stock Unit” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10 of the Plan.”

Amendment to first sentence of Section 6(c)

      “Each Option Agreement shall state the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant.”

Amendment to first sentence of Section 6(e)

      “Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that such exercise period shall not exceed ten (10) years from the date of grant of such Option.”

Conforming Changes

      The Plan shall be further amended to make such conforming changes as are necessary and appropriate to fully incorporate the Amendments into the provisions of the Plan.

A-2

Exhibit B

GAYLORD ENTERTAINMENT COMPANY

1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

1.   Purpose; Types of Awards; Construction.

      The purpose of this 1997 Omnibus Stock Option and Incentive Plan (formerly known as the Amended and Restated 1997 Stock Option and Incentive Plan) of Gaylord Entertainment Company (the “Plan”) is to afford an incentive to officers, directors, key employees, consultants and advisors of Gaylord Entertainment Company (the “Company”), or any Subsidiary (as defined herein) which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, directors, employees, consultants and advisors, to increase their efforts on behalf of the Company and to promote the success of the Company’s business.

      It is further intended that options granted by the Compensation or other Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to Section 8 of the Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options granted by the Committee pursuant to Section 7 of the Plan shall constitute “nonqualified stock options” (“Nonqualified Stock Options”). The Committee may also grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”) pursuant to Section 9 of the Plan; shares of restricted stock (“Restricted Stock”) pursuant to Section 10 of the Plan; Deferred Shares of stock pursuant to Section 11 of the Plan; and Performance Shares and Performance Units pursuant to Section 12 of the Plan.

      The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designated so that awards granted hereunder intended to comply with the requirements for “performance-based” compensation under Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan shall not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

2.   Definitions.

      As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of the Company.

(b) “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 11 of this Plan.

(c) “Deferred Shares” means an award pursuant to Section 11 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

(d) “Disability” shall mean a Grantee’s (as defined in Section 3 hereof) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(e) “Fair Market Value” per share of Common Stock as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(f) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(g) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

(h) “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

(i) “Performance Goals” means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses; (viii) cost of capital; (ix) Common Stock price appreciation; and (x) implementation or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles.

(j) “Performance Period” means a period of time established under Section 12 of this Plan within which the Performance Goals relating to a Performance Share, Performance Unit, or Deferred Shares are to be achieved.

(k) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 12 of this Plan.

(l) “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 12 of this Plan.

(m) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock or equity interests (including partnership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or equity interests in one of the other companies in such chain.

(n) “Ten Percent Stockholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(o) “Retirement” means retirement by an employee from active employment with the Company or any Subsidiary (i) on or after attaining age 65, or (ii) with the express written consent of the Company on or after attaining age 55.

(p) “Voting Trust” shall mean the trust created by that certain Voting Trust Agreement, dated as of October 3, 1990, as amended October 7, 1991, and as may be amended hereafter from time to time, and “Voting Trustees” shall mean the trustees of the Voting Trust.

3.   Administration.

      The Plan shall be administered by the Committee, which will be comprised solely of “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by the Board if for any reason the Committee is not so comprised, in which case all references herein to the Committee shall refer to the Board.

      The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options and whether such Options will be accompanied by Stock Appreciation Rights; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”) and SARs, the kind of consideration payable (if any) with respect to awards, and the various methods for payment; to determine the Deferral Period, the period during which Options may be exercised and during which Restricted Stock shall be subject to restrictions, and whether in whole or in installments; to determine the persons to whom, and the time or times at which awards shall be granted (such persons are referred to herein as “Grantees”); to determine the number of shares to be covered by each award; to determine the terms, conditions, and restrictions of any Performance Goals and the number of Options, SARs, shares of Restricted Stock, Deferred Shares, Performance Shares or Performance Units subject thereto; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with awards granted under the Plan (the “Agreements”); to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

      The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

      The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

      No members of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.   Eligibility.

      Directors, officers, key employees, consultants and advisors of the Company or any Subsidiary shall be eligible to receive awards hereunder; provided, however, that only consultants or advisors who have rendered bona fide services to the Company or any Subsidiary in connection with its business operations, and not in connection with the offer or sale of securities in capital-raising transactions, shall be eligible to receive awards hereunder. In determining the persons to whom awards shall be granted and the number of shares or Performance Units to be covered by each award, the Committee, in its sole discretion, shall take into account the contribution by the eligible participants to the management, growth, and profitability of the business of the Company and such other factors as the Committee shall deem relevant.

5.   Stock.

      The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 5,450,000 (including shares of Common Stock reserved for the grant of awards issued in connection with the Distribution Agreement (as defined below)), subject to adjustment as provided in Section 13 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

      If any outstanding award under the Plan should, for any reason, expire or be canceled, forfeited, or terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled, forfeited, or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

      The maximum number of shares of Common Stock with respect to which awards (including Options, SARs, Restricted Stock, Deferred Shares, Performance Shares, and Performance Units) may be granted under the Plan to any eligible employee during any consecutive three-year period shall be 1,000,000, subject to adjustment as provided in Section 13 hereof. Notwithstanding the foregoing, shares of Common Stock issued or issuable to any person in connection with the Agreement and Plan of Distribution, dated as of September 30, 1997, between the Company and Gaylord Entertainment Company, a Delaware corporation (the “Distribution Agreement”) shall not be counted for purposes of the maximum number of shares limitation in the preceding sentence.

6.   Terms and Conditions of Options.

      Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

(b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

(c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 13 hereof. Unless otherwise stated in the resolution, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

(d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in any manner that the Committee shall deem appropriate or that the Option Agreement shall provide for, including, in cash, in shares of Common Stock having a Fair Market Value equal to such Option Price, in cash provided through a broker-dealer sale and remittance procedure, approved by the

Committee, in a combination of cash and Common Stock, or in such other manner as the Committee shall determine.

(e) Term and Exercisability of Options. Each Option shall be exercisable at such times and under such conditions as the Committee, in its discretion, shall determine; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(f) Termination of Employment.

(i) Generally. Except as otherwise provided herein or as determined by the Committee, an Option may not be exercised unless the Grantee is then in the service or employ of the Company or a Parent or Subsidiary (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously in such service or employ since the date of grant of the Option. Unless otherwise determined by the Committee at or after the date of grant, in the event that the employment of a Grantee or the service provided to the Company by the Grantee terminates (other than by reason of death, Disability, Retirement, or for Cause) all Options that are exercisable at the time of such termination may be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. For purposes of interpreting this Section 6(f) only, the service of a director as a non-employee member of the Board shall be deemed to be employment by the Company.

(ii) Death or Disability. If a Grantee’s employment with, or service to, the Company or a Parent or Subsidiary terminates by reason of death, or if the Grantee’s employment or service terminates by reason of Disability, all Options theretofore granted to such Grantee will become fully vested and exercisable (notwithstanding any terms of the Options providing for delayed exercisability) and may be exercised by the Grantee, by the legal representative of the Grantee’s estate, or by the legatee under the Grantee’s will at any time until the expiration of the stated term of the Option. In the event that an Option granted hereunder is exercised by the legal representative of a deceased or disabled Grantee, written notice of such exercise must be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or legatee to exercise such Option.

(iii) Retirement. If a Grantee’s employment with, or service to, the Company or a Parent or Subsidiary terminates by reason of Retirement, any Option held by the Grantee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after the date of grant (but before the date of such Retirement), at any time until the expiration of the stated term of the Option.

(iv) Cause. If a Grantee’s employment with, or service to, the Company or a Parent or Subsidiary terminates for “Cause” (as determined by the Committee in its sole discretion) the Option, to the extent not theretofore exercised, shall terminate on the date of termination of employment.

(v) Committee Discretion. Notwithstanding the provisions of subsections (i) through (iv) above, the Committee may, in its sole discretion, at or after the date of grant (but before the date of termination), establish different terms and conditions pertaining to the effect on any Option of termination of a Grantee’s employment with, or service to, the Company or a Parent or Subsidiary, to the extent permitted by applicable federal and state law.

(g) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

7.   Nonqualified Stock Options.

      Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.   Incentive Stock Options.

      Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof

(a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of equity securities of the Company with respect to which Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000. To the extent such $100,000 limit has been exceeded with respect to any Options first becoming exercisable, including acceleration upon a Change in Control, and notwithstanding any statement in the Option Agreement that it constitutes an Incentive Stock Option, the portion of such Option(s) that exceeds such $100,000 limit shall be treated as a Nonqualified Stock Option.

(b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.   Stock Appreciation Rights.

      The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(a) In General. Unless the Committee determines otherwise, an SAR (i) granted in tandem with a Nonqualified Stock Option may be granted at the time of grant of the related Nonqualified Stock Option or at any time thereafter, and (ii) granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Incentive Stock Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable and shall terminate when the underlying Option terminates.

(b) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(c) Performance Goals. The Committee may condition the exercise of any SAR upon the attainment of specified Performance Goals, in its sole discretion.

10. Restricted Stock.

      The Committee may award shares of Restricted Stock to any eligible employee or director. Each award of Restricted Stock under the Plan shall be evidenced by an instrument, in such form as the Committee shall from time to time approve (the “Restricted Stock Agreement”), and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish including, without limitation, the requirement that a Grantee provide consideration for Restricted Stock upon the lapse of restrictions):

(a) The Committee shall determine the number of shares of Common Stock to be issued to the Grantee pursuant to the award.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of Performance Goals. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions lapse at such times, under such circumstances, and in such installments, as the Committee may determine.

(c) Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Parent or Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (f) of this Section 10) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Parent or Subsidiary at no cost to the Company or such Parent or Subsidiary.

(d) During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 10, including the right to receive cash dividends with respect to such shares and to vote such shares; provided, that shares of Common Stock distributed in connection with a stock split or stock dividend shall be subject to restriction and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares are distributed.

(e) Upon the occurrence of any of the events described in Section 13(c), all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force or effect.

(f) The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11. Deferred Shares.

      The Committee may authorize grants of Deferred Shares to Grantees upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Each grant shall constitute the agreement by the Company to issue or transfer shares of Common Stock to the Grantee in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(b) Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the date of grant.

(c) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

(d) During the Deferral Period, the Grantee shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant authorize the payment of dividend equivalents on such shares in cash or additional shares of Common Stock on a current, deferred or contingent basis.

(e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Committee in accordance with the applicable provisions of Section 12 of this Plan regarding Performance Shares and Performance Units.

(f) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee and containing such terms and provisions as the Committee may determine consistent with this Plan.

12. Performance Shares and Performance Units.

      The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Goals, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date of grant and may be subject to earlier termination in the event of a Change in Control (as defined in Section 13(c)) or other similar transaction or event.

(c) Each grant shall specify the Performance Goals that are to be achieved by the Grantee.

(d) Each grant may specify in respect of the specified Performance Goals a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

(e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, shares of Common Stock or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

(f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g) Any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

(h) If provided in the terms of the grant, the Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Grantee and result in distortion of the Performance Goals or the related minimum acceptable level of achievement.

(i) Each grant shall be evidenced by an agreement delivered to and accepted by the Grantee, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

13. Effect of Certain Changes.

(a) If there is any change in the shares of Common Stock through the declaration of extraordinary cash dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for awards (both the maximum number of shares issuable under the Plan as a whole and the maximum number of shares issuable on a per-employee basis, each as set forth in Section 5 hereof), the number of such shares covered by outstanding awards, the Performance Goals, and the price per share of Options or SARs shall be proportionately adjusted by the Committee to reflect such change in the issued shares of Common Stock; provided, that any fractional shares resulting from such adjustment shall be eliminated; and provided, further, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code.

(b) In the event of the dissolution or liquidation of the Company; in the event of any corporate separation or division, including but not limited to, split-up, split-off or spin-off; or in the event of other similar transactions, the Committee may, in its sole discretion, provide that either:

(i) the Grantee of any award hereunder shall have the right to exercise an Option (at its then Option Price) and receive such property, cash, securities, or any combination thereof upon such exercise as would have been received with respect to the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division; or

(ii) each Option shall terminate as of a date to be fixed by the Committee and that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise all or part of such Option.

      In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, any award then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the Committee shall, in lieu of such assumption or substitution, provide for the realization of such outstanding awards in the manner set forth in Section 13(b)(i) or 13(b)(ii) above.

(c) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a “Change in Control” of the Company):

(i) the “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) the Voting Trust and the Voting Trustees, (D) Edward L. Gaylord or any member of his Immediate Family, or any “person” controlled by, controlling or under common control with Edward L. Gaylord or any member of his Immediate Family; or (E) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

(ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

(iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

then from and after the date on which any such Change in Control shall have occurred (the “Acceleration Date”), any Option, SAR, share of Restricted Stock, Deferred Share, Performance Share, or

Performance Unit awarded pursuant to this Plan shall be exercisable or otherwise nonforfeitable in full, as applicable, whether or not otherwise exercisable or forfeitable.

      Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation, or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for awards, and to the amount and kind of shares or other securities or property receivable upon exercise or other realization of any outstanding awards after the effective date of such transaction, and, if applicable, the price thereof.

(d) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(e) Except as herein before expressly provided in this Section 13, the Grantee of an award hereunder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14. Surrender and Exchanges of Awards.

      The Option Price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.

15. Period During Which Awards May Be Granted.

      Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date of the Distribution (as defined in the Distribution Agreement), provided that awards granted prior to such tenth anniversary date may be extended beyond such date.

16. Limits on Transferability of Awards.

      Awards of Incentive Stock Options (and any SAR related thereto), Deferred Shares, Performance Shares, and Performance Units shall not be transferable otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options are exercisable during the Grantee’s lifetime only by the Grantee. Awards of Nonqualified Stock Options (and any SAR related thereto) shall not be transferable, without the prior written consent of the Committee, other than (i) by will or by the laws of descent and distribution, (ii) by a Grantee to a member of his or her Immediate Family, or (iii) to a trust for the benefit of the Grantee or a member of his or her Immediate Family. Awards of Restricted Stock shall be transferable only to the extent set forth in the Restricted Stock Agreement.

17. Effective Date.

      The Plan shall be deemed to have taken effect on October 1, 1997.

18. Agreement by Grantee Regarding Withholding Taxes.

      If the Committee shall so require, as a condition of exercise of an Option or SAR or other realization of an award, each Grantee shall agree that no later than the date of exercise or other realization of an award granted hereunder, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld upon the exercise of an Option or other realization of an award. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state, and local taxes of any kind required by law to be withheld upon the exercise of an Option or realization of any award from any payment of any kind due to the Grantee. The Committee may, in its sole discretion, permit withholding obligations to be satisfied in shares of Common Stock subject to the award.

19. Amendment and Termination of the Plan.

      The Board at any time and from time to time may suspend, terminate, modify, or amend the Plan without stockholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder; provided, however, that no suspension, termination, modification, or amendment of the Plan may adversely affect any award previously granted hereunder, unless the written consent of the Grantee is obtained.

20. Rights as a Shareholder.

      Except as provided in Section 10(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 hereof.

21. No Rights to Service or Employment.

      Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s service to or employment by the Company or such Subsidiary. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to provide service to or is in the employ of the Company or any Subsidiary.

22. Beneficiary.

      A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

23. Unfunded Status of Plan.

      The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein shall give any such Grantee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

24. Governing Law.

      The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

Exhibit C

GAYLORD ENTERTAINMENT COMPANY

DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

ARTICLE I

GENERAL PROVISIONS

      1.     Establishment, Purpose and Duration

      (a) The Company hereby establishes a deferred compensation plan to be known as the Gaylord Entertainment Company Deferred Compensation Plan for Non-Employee Directors (the “Plan”) as set forth in this document. The Plan provides for the deferral of compensation and acquisition of phantom stock units by Directors, subject to the terms and provisions set forth herein.

      (b) The purpose of the Plan is to provide each Director with an opportunity to defer some or all of the Director’s Fees as a means of saving for retirement or other purposes.

      (c) The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article III, Section 4.

      2.     Definitions

      The following definitions shall be applicable throughout the Plan:

(a) “Beneficiary” means the person(s) designated by the Director or otherwise determined by the Director under Article III, Section 1.

(b) “Board” means the Board of Directors of Gaylord Entertainment Company.

(c) “Change in Control” means the happening of any of the following: (i) the “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, of securities representing more than a majority of the combined voting power of the Company are acquired by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) the Voting Trust and the Voting Trustees, (D) Edward L. Gaylord or any member of his Immediate Family, or any “person” controlled by, controlling or under common control with Edward L. Gaylord or any member of his Immediate Family; or (E) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); or (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Benefits Trust Committee consisting of such persons as may be designated by the Board from time to time.

(f) “Common Stock” means the common stock, $0.01 par value, of Gaylord Entertainment Company.

(g) “Company” means Gaylord Entertainment Company and its subsidiaries.

(h) “Deferred Compensation” means the amount of Fees that a Participant defers pursuant to his or her Election and that the Participant and the Company mutually agree shall be deferred in accordance with the Plan.

(i) “Deferred Compensation Account” means either an Investment Account or a Phantom Stock Unit Account maintained by the Company on its books for a Participant and to which shall be credited the Participant’s Deferred Compensation, together with gains or losses determined under Article II, Section 1, and which shall be reduced by any distributions made to a Participant. The Company, at the discretion of the Committee, may establish such other Deferred Compensation Accounts or discontinue any Deferred Compensation Accounts as it determines to be appropriate from time to time.

(j) “Director” means any non-employee director of the Company.

(k) “Election” means a Participant’s delivery of a written notice of election to the Secretary of the Company electing to defer payment of his or her Fees.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fees” mean the annual Board retainer, annual committee retainer, meeting and other fees, as well as any other compensation earned by a Director for his or her service as a member of the Board or a committee thereof during a Plan Year or portion thereof.

(n) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(o) “Investment Account” means a hypothetical investment account pursuant to which a Participant’s Deferred Compensation shall be treated as if it had been invested in a fund (to be selected by the Participant from a group of funds designated by the Committee) on the date on which the Participant’s Deferred Compensation is credited to the Participant’s Deferred Compensation Account.

(p) “Market Value” means the average of the daily high and low trading prices of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, on any other national securities exchange on which the Common Stock is listed) on the date upon which such Market Value is to be determined for the purpose of crediting a Participant’s Phantom Stock Unit Account or making a distribution to a Participant therefrom. If the Common Stock is not traded on any national securities exchange, the Market Value shall be determined by the Committee in good faith.

(q) “Participant” means a Director who has elected to defer payment of all or a portion of his or her Fees.

(r) “Payment Commencement Date” means the date payments of amounts deferred begin pursuant to Article II, Section 5.

(s) “Personal Representative” means the person or persons who, upon the disability or incompetence of a Director, shall have acquired on behalf of the Director, by legal proceeding or otherwise, the right to receive the benefits specified in this Plan.

(t) “Phantom Stock Unit Account” means a Deferred Compensation Account pursuant to which a Participant’s Deferred Compensation shall be treated as if it had been used to purchase shares of Common Stock of the Company on the date on which the Participant’s Deferred Compensation is credited to the Participant’s Deferred Compensation Account.

(u) “Plan” means this Gaylord Entertainment Company Deferred Compensation Plan for Non-Employee Directors.

(v) “Plan Year” means January 1 through the next following December 31.

(w) “Termination” means retirement from the Board or termination of service as a Director for any other reason.

(x) “Unforeseeable Hardship” means severe financial hardship to a Participant resulting from an illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(y) “Voting Trust” shall mean the trust created by that certain Voting Trust Agreement, dated as of October 3, 1990, as amended October 7, 1991, and as may be amended hereafter from time to time, and “Voting Trustees” shall mean the trustees of the Voting Trust.

      3.     Eligibility

      Any Director of the Company shall be eligible to participate in the Plan.

      4.     Administration

      Except as otherwise set forth below, full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. Day-to-day administration of the Plan shall be the responsibility of the Company’s Legal Department. This Department may authorize new or modify existing forms for use under this Plan so long as any such modified or new forms are not inconsistent with the terms of the Plan.

ARTICLE II

DEFERRED COMPENSATION

      1.     Deferred Compensation Accounts

      (a) A Director who has elected to defer all or a portion of his or her Fees by filing an Election as provided in Section 3 of this Article shall have such Deferred Compensation credited to a Deferred Compensation Account. The Company shall maintain one or more Deferred Compensation Accounts, with respect to Deferred Compensation under the Plan, for each Participant in accordance with the terms of the Plan and the instructions provided by such Participant. The establishment of such Deferred Compensation Accounts constitutes only a method, by bookkeeping entry, of determining the amount of deferred payments to be made under the Plan. The Company shall be under no obligation to acquire or hold any Common Stock or any other securities or specific assets by reason of the credits made to the Deferred Compensation Accounts hereunder.

      (b) A Participant’s or Beneficiary’s rights to receive payments under this Plan are merely those of an unsecured general creditor of the Company. Such rights constitute a mere promise by the Company to make payments to Participants and their Beneficiaries in the future. All amounts under the Plan, including a Participant’s Deferred Compensation Accounts, shall remain (until paid to the Participant or Beneficiary) the property of the Company and shall be subject to the claims of the Company’s creditors in the event of the Company’s financial insolvency. The Plan shall be unfunded for federal tax purposes. The obligation of the Company may, in its sole discretion, be satisfied from any source of funds, including but not limited to payment from a trust or trusts established by the Company which permit such payments to be made therefrom. No Participant or Beneficiary shall have any secured or beneficial interest in any property, rights or investments held by the Company, whether or not held in connection with the Plan, including but not limited to any assets held in any trust established by the Company in connection with the Plan.

      (c) Subject to the approval of the Committee, a Participant’s Deferred Compensation shall be credited to an Investment Account or a Phantom Stock Unit Account (or such other Deferred Compensation Account as may then be in effect), as selected by the Participant, as soon as practicable following the time at which such amounts would have been paid to the Participant in the absence of an Election to defer such amount of Deferred Compensation.

      (d) The Investment Account shall be adjusted with such interest, gains or losses, or other accretions and adjustments, as determined to be appropriate by the Committee in order to simulate the investment performance of such fund made available pursuant to the terms of the Plan and selected by the Participant.

      (e) Deferred Compensation or other amounts credited to a Phantom Stock Unit Account shall be converted into a number of phantom stock units of Common Stock of the Company. The number of phantom stock units of Common Stock of the Company to be so credited shall be equal to the Deferred Compensation or other amounts to be credited to the Phantom Stock Unit Account, divided by the Market Value of a share of Common Stock on the date of the credit. Permitted accretion and adjustments shall be credited and determined as set forth below:

(i) As of the date when any cash dividend or other cash distribution is payable with respect to the Common Stock, there shall be credited to the Phantom Stock Unit Account an amount equal to the value which would have been payable with respect to shares of Common Stock equal in number to the number of phantom stock units then credited to the Phantom Stock Unit Account. Such amount shall then be converted into a number of phantom stock units based upon the amount to be credited divided by the Market Value of a share of Common Stock on the date of the credit.

(ii) In the event of any change in the number of shares of outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, or the like, whereby the outstanding shares of Common Stock are adjusted, the number of phantom stock units credited to the Phantom Stock Unit Account shall be equitably adjusted to reflect such change.

      (f) The Company may change, discontinue, or add any Deferred Compensation Accounts at any time as determined by the Committee in the Committee’s sole discretion. Any Deferred Compensation Account not specifically described above shall be credited with such interest, gains or losses, or other accretions and adjustments, as determined to be appropriate by the Committee in order to simulate the investment performance of such asset, category of assets, fund, index or other investment vehicle selected by the Committee in its discretion to be applicable to such Deferred Compensation Account.

      (g) The Committee or the Board may, but is not required to, establish rules and procedures under which Participants may direct that amounts credited to one or more Deferred Compensation Accounts be transferred to other Deferred Compensation Accounts that may be available under the Plan (an “Account Transfer”), provided that no Participant may direct either an Account Transfer to the Phantom Stock Unit Account or an Account Transfer from the Phantom Stock Account without the prior approval of the Board or the Committee.

      (h) All Deferred Compensation under this Article II shall be one hundred percent (100%) vested at the time of such deferral.

      2.     Unforeseeable Hardship

      Upon the written request of a Participant or a Participant’s legal representative and a finding that continued deferral will result in an Unforeseeable Hardship to the Participant, the Board, in its sole discretion, may authorize (a) the payment of all or a part of a Participant’s Deferred Compensation Accounts in a single installment prior to his or her ceasing to be a Director, or (b) the acceleration of payment of any multiple installments hereof. Any such written request must set forth the circumstances constituting such Unforeseeable Hardship. Notwithstanding the foregoing, the Board may not direct payment of any amounts credited to the Deferred Compensation Accounts of a Participant to the extent that such Unforeseeable Hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Participant’s assets, to the extent that such liquidation would itself not cause severe financial hardship; or (c) by cessation of deferrals under the Plan. Any distribution due to Unforeseeable Hardship shall only be permitted to the extent reasonably needed to satisfy such hardship, and shall be made in the sole discretion of the Board, both with respect to the determination as to whether an Unforeseeable Hardship exists and as to the amount distributable. In all cases, the requirements and standards set forth in the Treasury Regulations promulgated under Section 457 of the Code will govern the determinations of a Participant’s eligibility for and the amount of any distributions under this Section 2.

      3. Manner of Election

      (a) Any Director wishing to participate in the Plan must deliver to the Secretary of the Company a written notice electing to defer to a period following his or her Termination payment of all or any portion of his or her Fees. The Election must be filed before January 1 of a particular Plan Year in order to be effective for Fees earned in such Plan Year.

      (b) With respect to Directors’ Fees payable for all or any portion of a Plan Year after a person’s initial election to the office of Director of the Company, any such person wishing to participate in the Plan may file a proper Election within 30 days after election to office. Any Election shall be effective upon filing or as soon as possible thereafter with respect to such Fees.

      (c) An effective Election may not be revoked or modified (except as to changes in the designation of Beneficiary and as otherwise stated herein) with respect to Fees payable for a Plan Year or portion of a Plan Year for which the Election is effective. An Election shall apply only for such Plan Year. In order to defer a portion of his or her Fees for a subsequent Plan Year, a Director must make a new Election in accordance with Section 3(a) of this Article.

      4.     Manner of Payment Upon Termination

      (a) At the time of each Election, pursuant to Section 3 of this Article, to defer receipt of a portion of his or her Fees, a Participant shall also make an election, on such form as the Company may prescribe, as to the time and manner of payment of the portion of his or her Deferred Compensation Accounts attributable to the amount of Deferred Compensation specified in such Election.

      (b) In accordance with the Participant’s election and subject to Board approval upon payout, amounts credited to a Participant’s Deferred Compensation Account will be paid in a lump sum or in the form of annual installments, or a combination of both, in cash or shares of Common Stock to the Participant following his or her Termination or, in the event of his or her death, to his or her Beneficiary. If a Participant elects to receive payment in annual installments, the payment period shall not exceed five (5) years following the date of the Participant’s Termination. The Deferred Compensation Accounts of a Participant who elects to receive payments in annual installments shall continue to be adjusted as described in Sections 1(d) and (e) of Article II until payment of the final installment.

      (c) The amount paid to a Participant pursuant to this Section 4 shall be as follows:

(i) For an Investment Account, the number of dollars or a number of shares of Common Stock with an aggregate Market Value equal to the balance in such Investment Account on the date of payment.

(ii) For a Phantom Stock Unit Account, the number of dollars equal to the number of phantom stock units in the Phantom Stock Unit Account of such Participant on the date of payment, multiplied by the Market Value of a share of Common Stock immediately preceding the date of payment or a number of shares of Common Stock equal to the number of phantom stock units in the Phantom Stock Unit Account of such Participant on the date of payment.

      (d) The amount of any distribution to be made in installments with respect to a Deferred Compensation Account will be determined by dividing (i) the current balance in such Deferred Compensation Account by (ii) the number of installments in which distributions remain to be made (including the current distribution).

      (e) All payments made pursuant to this Section 4 shall be reduced by the amount of any federal, state, or local income or other taxes required to be withheld by the Company or other payor.

      (f) A Participant may change his or her payment election prior to Termination in accordance with procedures determined by the Company, provided, however, that no elections under this Section 4 may be made or changed unless the Board has approved in advance such election or change of election in a manner that satisfies the requirements of Rule 16b-3 of the Exchange Act.

      5.     Payment Commencement Date

      Payments of amounts deferred pursuant to a valid Election shall commence after a Director’s Termination (i) with respect to a lump sum, as soon as administratively practicable during the year selected by a Director in his or her Election and (ii) with respect to annual installments, as soon as administratively practicable during the first year of deferred payment selected by a Director in his or her Election. If a Director dies prior to the first deferred payment specified in an Election, payments shall commence to the Employee’s Beneficiary on the first payment date so specified.

      6. Change in Control

      (a) Notwithstanding any provision of this Plan to the contrary, in the event of a “Change in Control” (as defined in Section 2(c) of Article I), each Participant shall receive an automatic lump sum distribution of all amounts accrued in the Director’s Deferred Compensation Account not later than fifteen (15) days after the date of the “Change in Control”.

      (b) The amount paid to a Participant pursuant to this Section 6 shall be as follows:

(i) For an Investment Account, the number of dollars or a number of shares of Common Stock with an aggregate Market Value equal to the balance in such Investment Account on the date of the “Change in Control.”

(ii) For a Phantom Stock Unit Account, the number of dollars equal to the number of phantom stock units in the Phantom Stock Unit Account of such Participant on the date of the “Change in Control,” multiplied by the Market Value of a share of Common Stock immediately preceding the date of the “Change in Control” or a number of shares of Common Stock equal to the number of phantom stock units in the Phantom Stock Unit Account of such Participant on the date of the “Change in Control.”

      (c) In addition, the Company shall reimburse a Director for the legal fees and expenses incurred if the Director is required to seek to obtain or enforce any right to distribution. Notwithstanding any provision of this Plan to the contrary, Article I, Section 2(c) and Section 6 of this Article may not be amended after a “Change in Control” occurs without the written consent of a majority in number of Directors.

ARTICLE III

MISCELLANEOUS PROVISIONS

      1.     Beneficiary Designation

      A Director may designate any person to whom payments are to be made if the Director dies before receiving payment of all amounts due hereunder. A designation of a Beneficiary will be effective only after the signed Election is filed with the Secretary of the Company while the Director is alive and will cancel all designations of a Beneficiary signed and filed earlier. If the Director fails to designate a Beneficiary as provided above, remaining unpaid amounts shall be paid in one lump sum to the estate of such Director. If all Beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

      2.     Inalienability of Benefits

      The interests of the Directors and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor be subject to attachment, execution, garnishment or other such equitable or legal process.

      3.     Governing Law

      The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

      4.     Amendments

      The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Directors; provided, however, that the Committee may not, without approval by the Directors:

(a) materially modify the requirements as to eligibility for participation in the Plan; or

(b) otherwise materially increase the benefits accruing to participants under the Plan.

      5.     Effective Date

      This Plan shall be effective on January 1, 2003 (the “Effective Date”); provided, however, that to the extent required under the listing standards of the New York Stock Exchange, this Plan shall be submitted to the Company’s stockholders for approval of the Participants’ ability (i) to elect to credit Deferred Compensation to a Phantom Stock Unit Account and (ii) to elect to receive payment of the Deferred Compensation in Common Stock. If such approval is required and not obtained within twenty-four months following the Effective Date, then this Plan shall remain in effect, but the only investment option shall be the Investment Account and the only payment option for Deferred Compensation shall be cash.

      6.     Stockholder Rights

      No Participant shall have any rights as a stockholder of the Company, except the right to have deemed dividends credited to his or her Phantom Stock Unit Account and adjustments made to the hypothetical shares of Common Stock under Article II, Section 1(e).

      7.     Section 16(b) of the Exchange Act

      To the extent applicable, all elections and transactions under this Plan are intended to comply with any applicable exemptive condition, and administered in all respects in accordance with the conditions, set forth in Rule 16b-3 promulgated under the Exchange Act. The Committee may establish and adopt written administrative guidelines designed to facilitate compliance with Section 16(b) of the Exchange Act and the rules thereunder as it may deem necessary or proper for the administration and operation of this Plan thereunder.

      8.     Reservation of Shares of Common Stock

      The Company shall at all times reserve and set aside a sufficient number of shares of Common Stock for issuance pursuant to Elections to receive payments in Common Stock following Termination.

Exhibit D

GAYLORD ENTERTAINMENT COMPANY

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

      The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its fiduciary oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board of Directors have established, the legal and ethical conduct of the Company and its employees relating to preparation of financial information, and the audit process.

OPERATING POLICIES

1.	The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. The Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

2.	The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced or added by the Board at any time.

3.	The Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee shall meet periodically with management, the internal auditors and the Independent Accountant in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

COMMITTEE AUTHORITY

1.	The Audit Committee shall have the sole authority to appoint or replace the Independent Accountant (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the Independent Accountant (including resolutions of disagreements between management and the Independent Accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Independent Accountant shall report directly to the Audit Committee.

2.	The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Independent Accountant, subject to the de minimums exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

3.	The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

4.	The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Accountant for the purpose of rendering or issuing an audit report and to any advisor employed by the Audit Committee.

RESPONSIBILITIES

      In meeting its responsibilities, the Audit Committee is expected to:

1.	Review its charter on an annual basis and, as appropriate, recommend amendments to the Board.

2.	Request and review a statement from the Independent Accountant delineating all relationships between the Independent Accountant and the Company to determine the independence of the Independent Accountant, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented.

3.	Provide an open and independent avenue of communication between Internal Audit, the Independent Accountant, and the Board of Directors.

4.	Review and recommend to the Board of Directors the appointment, replacement, reassignment, or dismissal of any member of the Internal Audit Department.

5.	Inquire of Director of Internal Audit, the Independent Accountant, and appropriate management about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

6.	Review and approve with the Director of Internal Audit and the Independent Accountant (a) the audit scope and plan of Internal Audit and (b) the audit scope and plan of the Independent Accountant.

7.	Review with the Head of Internal Audit and the Independent Accountant the coordination of Internal Audit and Independent Accountant to assure completeness of coverage, reduction of redundant efforts, and the effective use of Internal Audit resources.

8. Discuss with the Independent Accountant:

      (a) The Independent Accountant’s independence.

(b)	The matters required to be reported by the Independent Accountants by Statement on Auditing Standards No. 61 and No. 90, as may be modified or supplemented, as well as matters affecting the quality of the Company’s financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company.

9. Review and discuss with management and the Independent Accountant:

(a)	The Company’s quarterly and annual financial statements and related footnotes.
(b)	The Independent Accountant’s audit of the annual financial statements and the report thereon.
(c)	The Independent Accountant’s audit plan and any significant changes thereto.
(d)	Any difficulties or disputes with management encountered during the course of the audit.
(e)	The selection, application and disclosure of critical accounting policies used in the Company’s financial statements.

(f)	Any material related party transactions.

(g)	Other matters related to the conduct of the audit which are to be communicated to the Committee under Generally Accepted Auditing Standards.
(h)	Any observations or recommendations made in writing by the Independent Accountant to management regarding its policies and procedures, and the status of the response by management to such observations or recommendations.

(i)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; ramifications of the use of such alternative disclosures and treatments; and the treatment preferred by the Independent Accountant.

(j)	Other material written communications between the Independent Accountant and management, such as any management letter or schedule of unadjusted differences.

10. Consider and review with management and the Head of Internal Audit:

(a)	All significant findings, recommendations and follow-up activity of Internal Audit together with management’s responses.
(b)	Any difficulties encountered in the course of its audits, including any restrictions on the scope of its work or access to required information.
(c)	The planned scope of its audit plan and any significant changes thereto.
(d)	The Internal Audit Department budget and staffing.
(e)	The Internal Audit Department charter.

(f)	Internal Audit’s compliance with the IIA’s Standards for the Professional Practice of Internal Auditing.

11.	Review filings with the SEC and other published documents containing the Company’s financial statements. Consider whether the information contained in these documents is consistent with the information contained in the financial statements and is in compliance with applicable regulatory requirements. Recommend to Board of Directors whether the audited annual financial statements should be included in the Company’s Annual Report on Form 10-K.

12.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

13.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

14.	Review and evaluate the lead partner of the Independent Accountant team.

15.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

16.	Obtain and review a report from the Independent Accountant at least annually regarding (a) the Independent Accountant’s internal quality-control procedures, (b) any material issues by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Independent Accountant and the Company. Evaluate the qualifications, performance and independence of the Independent Accountant, including considering whether the auditor’s quality controls are adequate and the provisions of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the Independent Accountant to the Board.

17.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the Independent Accountant who participated in any capacity in the audit of the Company.

18.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	Review policies and procedures with respect to officer’s expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by Internal Audit or the Independent Accountant.

20.	As necessary, review with the Head of Internal Audit and the Independent Accountant the results of their review of the Company’s actions in monitoring compliance with the Corporate Code of Conduct.

21.	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

22.	As requested by the Director of Internal Audit and/or the Independent Accountant, meet with the Director of Internal Audit, the Independent Accountant, and management in separate executive sessions to discuss any matters that the Committee or any of these parties believe should be discussed privately with the Committee.

23.	Perform other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

GAYLORD ENTERTAINMENT COMPANY
Proxy for Annual Meeting of Stockholders
to be held on May 8, 2003
Solicited on behalf of the Board of Directors of Gaylord Entertainment Company

     The undersigned hereby appoints E.K. Gaylord II, Robert P. Bowen and Carter R. Todd and each of them, as proxies, with full power of substitution, to vote all shares that the undersigned would be entitled to cast if personally present at the meeting and any adjournment or postponement thereof at the Annual Meeting of Stockholders of Gaylord Entertainment Company (the “Company”) to be held at the Gaylord Opryland Resort and Convention Center, 2800 Opryland Drive, Nashville, Tennessee on Thursday, May 8, 2003, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to all shares of the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

     If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     Please date, sign exactly as your name appears on your stock certificate and promptly mail this proxy in the enclosed envelope. No postage is required.

     Your shares will be voted in accordance with your specifications. If no choice is specified, shares will be voted FOR the election of the nine (9) nominees set forth below; FOR the amendments to the 1997 Omnibus Stock Option and Incentive Plan; FOR the Deferred Compensation Plan for Non-Employee Directors; and, in the discretion of the proxies, FOR or AGAINST any other matter that may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, in each case as more fully set forth in the accompanying proxy statement of the Company.

Votes must be indicated ☒ using black or blue ink only.

(Continued, and to be dated and signed on the other side)

1.	Election of Directors.

Nominees:
Martin C. Dickinson	E.K. Gaylord II	Robert P. Bowen	Laurence S. Geller
Christine Gaylord Everest	E. Gordon Gee	Ralph Horn	Michael D. Rose	Colin V. Reed

☐ FOR ALL NOMINEES (except as indicated below) ☐ AUTHORITY WITHHELD TO VOTE FOR ALL NOMINEES
To withhold authority to vote for any individual nominee, write that nominee’s name on the line below:

2.	Proposal to amend the 1997 Omnibus Stock Option and Incentive Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Proposal to approve the Deferred Compensation Plan for Non-Employee Directors.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	In the discretion of the proxies on any other matter that may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

Date: , 2003.

Signature

Signature

Please date this proxy and sign your name exactly as it appears on your stock certificate. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.